               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         STARLIGHT ENTERTAINMENT, INC.
                (Name of small business issuer in its charter)

           Colorado                      7830                     84-1457591
  (State of jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

             10831 South Crossroads Drive, Parker, Colorado 80134
                                (303) 805-8377
         (Address and telephone number of principal executive offices)

             10831 South Crossroads Drive, Parker, Colorado 80134
(Address or principal place of business or intended principal place of business)

                          R. Haydn Silleck, President
                         Starlight Entertainment, Inc.
                         10831 South Crossroads Drive
                            Parker, Colorado 80134
                                (303) 805-8377
           (Name, address and telephone number of agent for service)

                       Copies of all communications to:

           Fay M. Matsukage, Esq.                   Norman R. Miller, Esq.
Dill Dill Carr Stonbraker & Hutchings, P.C.       Wolin, Ridley & Miller LLP
       455 Sherman Street, Suite 300                 3100 Bank One Center
           Denver, Colorado 80203                      1717 Main Street
               (303) 777-3737                       Dallas, Texas 75201-4681
             fax (303) 777-3823                          (214) 939-4900
                                                       (214) 939-4949 fax

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                [_]
                                                                --------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                       [_]
                                                                --------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                       [_]
                                                                ---------------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                             [_]

                        CALCULATION OF REGISTRATION FEE

Title of each class          Dollar         Proposed maximum    Proposed maximum
of securities to be       amount to be     offering price per  aggregate offering        Amount of
    registered             registered           unit (1)              price          registration fee
-----------------------------------------------------------------------------------------------------
Common Stock               1,150,000             $7.50            $8,625,000              $2,544.38
-----------------------------------------------------------------------------------------------------
Common Stock               1,150,000              (2)                  (2)                   (2)
Purchase Warrants
-----------------------------------------------------------------------------------------------------
Common Stock               1,150,000             $9.00            $10,350,000             $3,053.25
underlying                     (3)
Common Stock
Purchase Warrants
-----------------------------------------------------------------------------------------------------
Representative's             100,000             $.001                  $100                  $0.03
Warrants
-----------------------------------------------------------------------------------------------------
Common Stock                 100,000             $9.00              $900,000                $265.50
underlying                     (3)
Representative's
Warrants
-----------------------------------------------------------------------------------------------------
Common Stock                 100,000              (2)                   (2)                  (2)
Purchase Warrants              (3)
underlying
Representative's
Warrants
-----------------------------------------------------------------------------------------------------
Common Stock                 100,000                 $9.00          $900,000                $265.50
underlying                     (3)
Common Stock
Purchase Warrants
-----------------------------------------------------------------------------------------------------
Total                                                            $20,775,100              $6,128.66
-----------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Pursuant to Rule 457(g), a separate registration fee is not required.

(3) An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the Representative's Warrants and Warrant Agreement, in the event provisions against dilution become operative. No additional consideration will be received by the Registrant upon issuance of such additional securities.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE         +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED JUNE 24, 1998

PROSPECTUS
                                1,000,000 UNITS

                         STARLIGHT ENTERTAINMENT, INC.

 CONSISTING OF 1,000,000 SHARES OF COMMON STOCK AND1,000,000 REDEEMABLE COMMON
                            STOCK PURCHASE WARRANTS

  Starlight Entertainment, Inc. (the "Company") is hereby offering 1,000,000 Units, each unit (the "Unit") consisting of one share (the "Shares") of Common Stock, no par value (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Warrants"). The Units, the Shares and the Warrants are referred to collectively as the "Securities." The Shares and Warrants included in the Units may not be separately traded until [six months after the date of this Prospectus], unless earlier separated upon ten days' prior written notice from Tejas Securities Group, Inc. (the "Representative") to the Company. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an anticipated exercise price of $9.00 per share, commencing at any time after the Shares and Warrants become separately tradable and until [five years from the date of this Prospectus]. Commencing on [12 months from the date of this Prospectus], the Warrants are subject to redemption by the Company at $0.01 per Warrant at any time on thirty days' prior written notice, provided that the
closing price sale for the Common Stock has equalled or exceeded $   for ten
consecutive trading days. The Warrant exercise price is subject to adjustment under certain circumstances. See "Description of Securities."

  Prior to this offering, there has been no public market for the Securities, and there can be no assurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $7.50 per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied to list the Units, Common Stock and Warrants on the American Stock Exchange ("AMEX") under the symbols "SLN.U", "SLN" and "SLN.W", respectively. There can be no assurance that the application for listing on the AMEX will be approved.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 HEREOF CONCERNING THE COMPANY AND THIS OFFERING. PROSPECTIVE INVESTORS SHOULD ALSO CONSIDER THE FACT THAT THEIR INVESTMENT WILL RESULT IN IMMEDIATE SUBSTANTIAL DILUTION. SEE "DILUTION."

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  NOR  HAS  THE  COMMISSION  OR  ANY  STATE   SECURITIES
   COMMISSION PASSED UPON THE  ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                       UNDERWRITING
                                            PRICE TO  DISCOUNTS AND  PROCEEDS TO
                                             PUBLIC   COMMISSIONS(1) COMPANY(2)
--------------------------------------------------------------------------------
Per Unit..................................     $           $             $
--------------------------------------------------------------------------------
Total(3)..................................   $            $            $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In addition, the Company has agreed to pay the Representative, a 2.00% nonaccountable expense allowance and to sell to the Representative warrants exercisable for four years commencing one year from the date of this Prospectus to purchase 100,000 Warrants at 120% of the public offering price (the "Representative's Warrants"). The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting estimated expenses of $475,000 payable by the Company, including the Representative's 2.00% nonaccountable expense allowance.
(3) The Company has granted to the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 150,000 Units on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriters' over-allotment option is exercised in full, the total Price to the Public, Underwriting Discounts and
    Commissions, and Proceeds to the Company will be $   , $    and $    ,
    respectively. See "Underwriting."

  The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering without notice and to reject any order, in whole or in part. It is expected that delivery of Common Stock and Warrant certificates will be made against payment therefor at the offices of Tejas Securities Group, Inc. in Austin,
Texas on or about      , 1998.

                          TEJAS SECURITIES GROUP, INC.

                 The date of this Prospectus is        , 1998.

                            ADDITIONAL INFORMATION


     The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (including amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and the schedules thereto filed with the Commission may be inspected, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

     As a result of this offering, the Company will become subject to the reporting requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy statements, and other information with the Commission. The Company will furnish its shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

     The Company has applied to list its Common Stock on the American Stock Exchange. If the Company's application is accepted, then reports, proxy statements, and other information concerning the Company will be available for inspection at the principal office of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.





     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING THE ENTRY OF STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS, OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information herein assumes the Underwriters' over-allotment option and the Representative's Warrants are not exercised. The securities offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under "Risk Factors."

     Prospective investors should note that this Prospectus contains certain "forward-looking statements," including without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "plans," "should," "seeks to," and similar words. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this Prospectus. The accompanying information contained in this Prospectus identifies certain important factors that could cause such differences.

                                  The Company

     The Company owns Cinema Saver Theatre Corporation ("Cinema Saver"), which operates four movie theatres with 19 screens, and Pitchers! Inc. ("Pitchers!"), which operates four sports restaurants, all of which are located in Colorado. Cinema Saver currently has two first-run movie theatres in the suburbs of Denver and two discount admission theatres in towns within one hour from Denver. Pitchers! has three sports restaurants in the suburbs of Denver and one in a town within one hour from Denver. Through its ownership of Cinema Savers and Pitchers!, the Company expects to combine certain administrative functions and achieve operating efficiencies.

     The Company plans to construct and operate new destination entertainment complexes initially in secondary markets and suburban areas of Colorado in which both Cinema Saver theatres and Pitchers! sports restaurants, as well as other entertainment-oriented businesses, will be located. The Company expects that Cinema Saver theatres, Pitchers! sports restaurants and the other attractions to be located in the new destination entertainment complexes will draw a significant number of customers and permit the Company to engage in joint marketing of its theatres and sports restaurants.

     The new destination entertainment complexes which the Company plans to build will range from approximately 35,000 square feet to 65,000 square feet. A Pitchers! sports restaurant is expected to occupy approximately 12,000 square feet, with seating capacity of 450-500, and a Cinema Saver theatre will occupy approximately 20,000 to 24,000 square feet. The remainder, if any, will be leased to other entertainment-oriented businesses such as a video game arcade, pizza restaurants, ice cream shops and video rental stores.

     The Company's theatres typically contain auditoriums consisting of 100 to 300 seats each and feature large screens, modern seating with cupholder armrests, digital sound, attractive and functional concession stands, and video game areas. New theatres will have all of these amenities as well as a modified stadium seating configuration and will generally contain from 8 to 12 auditoriums. The Company's discount theatres generally have higher attendance, lower film costs and a greater proportion of concession revenues than its first run theatres. As of the date of this Prospectus, 42% of the Company's screens were located in its discount theatres.

     Each Pitchers! sports restaurant combines casual dining with specific entertainment alternatives, such as large screen TV's, dancing, pool tables, video games, and other amusement games. Separate customer areas permit different customer groups to enjoy the facility simultaneously. The varied uses of the restaurant space allows for greater continuous occupancy throughout the day and evening. The Company believes that this results in more even monthly and seasonal revenue flows, plus an ability to compete more effectively in saturated markets. Pitchers! serves casual American fare, with menu items ranging from $4.95 to $13.95. Pitchers! derives revenues primarily from sales of alcoholic beverages (approximately 65%) and food (approximately 30%), with video games, pool, and clothing accounting for the remainder.

     The Company, which was formed as a Colorado corporation on April 10, 1998, acquired Cinema Saver and Pitchers! as wholly-owned subsidiaries through a stock-for-stock exchange effective as of June 4, 1998. Cinema Saver was incorporated in Colorado in 1991, and Pitchers! was incorporated in Colorado in 1989. The Company's executive offices are located at 10831 South Crossroads Drive, Parker, Colorado 80134, and its telephone number is (303) 805-8377.

                                 The Offering


Securities offered hereby.........  1,000,000 Units, each Unit consisting of one share of Common Stock and one Common Stock
                                    Purchase Warrant. Each Warrant entitles the holder to purchase one share of Common Stock at an anticipated price of $9.00 per share at any time after the Shares and Warrants become separately tradable and until ______, 2003 (5 years after the date of this Prospectus). See "Description of Securities."

Description of the Warrants........ The Warrants are not immediately exercisable and are not transferable separately from the Shares until ______, 1998 [six months after the date of this Prospectus], unless earlier separated upon prior written notice from the Representative to the Company. The Warrants are redeemable by the Company at $0.01 per Warrant under certain conditions. See "Description of Securities."

Common Stock to be outstanding
after the offering................. 2,234,355 Shares (1)

Warrants to be outstanding
after the offering................. 1,000,000 Warrants (2)

Use of proceeds.................... The net proceeds of this offering, estimated to be approximately $6,275,000, will be used to expand the operations of the Company and for working capital. See "Use of Proceeds."

Risk Factors....................... The Securities offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

Proposed American Stock Exchange
symbols

  Units............................ "SLN.U"
  Common Stock..................... "SLN"
  Warrants......................... "SLN.W"

_______________

(1) Does not include an aggregate up to 1,599,903 shares issuable upon exercise of (i) the Warrants, (ii) the Underwriter's over-allotment option, (iii) the Representative's Warrants and (iv) existing stock options. See "Certain Relationships and Related Transactions" and "Underwriting."

(2) Does not include up to 150,000 Warrants issuable upon exercise of the Underwriters' over-allotment option or the 100,000 Warrants underlying the Representative's Warrants.

               Summary Pro Forma Combined Financial Information

     On May 20, 1998, the shareholders of Cinema Saver and Pitchers! approved an Agreement and Plan of Share Exchange (the "Plan") pursuant to which Cinema Saver and Pitchers! were acquired by the Company, a corporation which was formed for this purpose (the "Acquisition"). As a result of the Acquisition, Cinema Saver and Pitchers! became wholly-owned subsidiaries of the Company. The Plan provided for the exchange of the outstanding shares of Cinema Saver common stock and Pitchers! common stock for restricted shares of the Company's Common Stock.

     The following table presents selected unaudited pro forma combined financial information giving effect to the pooling of interests of Cinema Saver and Pitchers! as wholly-owned subsidiaries of the Company as if such transactions had occurred at the beginning of each period presented. The unaudited pro forma combined financial statements should be read in conjunction with each company's audited financial statements and notes thereto appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. See "Pro Forma Combined Condensed Financial Statements" and the Financial Statements.


                                Three Months Ended March 31,        Year Ended December 31,
                                -----------------------------    ------------------------------
                                     1998          1997             1997          1996
                                 -----------   -----------       ----------    ----------
Operating Data:
---------------
Total revenues                    $ 1,928,983   $1,758,885       $7,928,138    $7,117,017
Gross Profit                      $ 1,248,732      124,559       $3,986,245    $3,526,622
Net Income                        $    74,212   $   92,890       $  338,412    $  138,937
Net Income Per Share              $      0.06   $     0.08       $     0.27    $     0.11

                                             March 31, 1998                Year Ended,
                                       ---------------------------      ------------------
                                          Actual      As Adjusted (1)   December 31,  1997
                                       ------------- -------------      ------------------
Balance Sheet Data:
-------------------
Working Capital                        $  (43,162)    $ 6,231,838         $  415,800
Total assets                           $6,079,624     $12,354,624         $6,246,092
Total liabilities                      $4,766,101     $ 4,766,101         $5,006,781
Shareholders equity                    $1,313,523     $ 7,588,523         $1,239,311
Shares outstanding                      1,234,355       2,234,355          1,234,355
------------

(1) Adjusted to reflect the sale of the Units offered by this Prospectus at an assumed offering price of $7.50 per Unit and application of the net proceeds of $6,275,000.

                                 RISK FACTORS


     This offering involves substantial risks associated with the Company and its business including, among others, risks associated with substantial industry competition, significant indebtedness, and dependence on management. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

The Company

       Plans for Expansion not Proven. The Company's plan for expansion into additional secondary markets has not been proven or tested by the Company. In recent years, entertainment complexes have been constructed in urban areas supported by large populations, but not outlying areas. Management believes that the Company will have less competition by expanding in the secondary markets; however a lack of competition may be an indication that the secondary markets will not support an entertainment complex. Management's plans are based on the historical operations of Cinema Saver and Pitchers! and their perceptions of the market, as opposed to market research. The Company will likely encounter problems generally associated with the expansion of a business: selecting the right location of its new entertainment complexes, negotiating favorable terms for the purchase of land and construction of facilities, hiring and training competent personnel, opening the facility on schedule, and attracting and keeping customers in the new market. See "Business - Expansion Concept."

       Significant Indebtedness. At March 31, 1998, the Company, on a pro forma combined basis, had liabilities of $4,766,101 (unaudited), as compared to stockholders' equity of $1,313,523 (unaudited). The bank debt of Cinema Saver and Pitchers! is secured by substantially all of the assets of these companies. If either company should fail to generate sufficient cash flow to service the bank debt, foreclosure on the pledged assets would impair the operations of the Company. None of the proceeds from this offering has been allocated to reduce debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.

       Restaurant Industry. The restaurant industry is subject to certain risks, including rapidly changing public tastes, generally high working capital requirements, high volumes and relatively low profit margins, the need for effective quality control in food processing and preparation, the need for effective inventory control over alcoholic beverages, the need for strict supervision over the handling, storage, and dispensing of alcoholic beverages, and the risk of employee dishonesty. Although the Company believes that it adequately addresses these risks, no assurance can be given that the Company will be successful in meeting all of them. See "Business."

       Competition. Cinema Saver and Pitchers! compete with other similar types of theatres and restaurants, as well as other forms of entertainment. These other forms of entertainment include sporting events, concerts, museums, and outdoor activities, among many others, some of which have greater assets, name recognition, and financial, managerial, and marketing resources than the Company. See "Business - Competition."

       Geographic Concentration. All of the Company's theatres and restaurants are located in the Front Range of Colorado, within one hour of Denver. The Company intends to continue to open new locations in the State of Colorado. There is no assurance that the Company will enter these or other markets or that if the Company does expand to new markets, it will generate sufficient revenues that exceed the costs associated with activities in such new markets. There is no assurance that business activity in the new markets will match that achieved in the Front Range area. Whether the Company enters into new geographic markets, the Company's results of operations and financial condition will be significantly affected by general trends in the economy of the greater Denver area for the foreseeable future. See "Business."

       Authorization of Preferred Stock. The Company is authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by the Company's Board of Directors from time to time. Any such preferences may operate to the detriment of the rights of the holders of the Common Stock. See "Description of Securities - Preferred Stock."

       Dependence on Management. The Company is dependent upon the management of Cinema Saver and Pitchers! for the day-to-day operation of its business and in particular is dependent upon the services of R. Haydn Silleck, Clifford E. Godfrey, Herbert I. Lee, and Lorry Hanson. The loss of services of any of these officers for any reason could have a material adverse effect on the Company's existing business and its plans for expansion. No assurance can be given that the Company would be able to replace any of these men should the Company lose their services. The Company does not carry key man insurance. See "Management."

       Liability Claims. The Company faces the risk of exposure to premises liability claims if customers are injured while in the Company's theatres or restaurants. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that it will avoid significant premises liability exposure. In addition, the Company and Pitchers! are exposed to further liability if patrons of Pitchers! should consume alcoholic beverages and injure others. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that it will avoid significant product liability exposure. Although management believes that the Company has adequate liability insurance based on its historical coverage, there can be no assurance that its current insurance coverage is adequate, that economically affordable insurance coverage can be maintained or will be available at all in the future, or that a liability claim would not materially adversely affect the business or financial condition of the Company. See "Business - Legal Proceedings."

       Licensing and Regulation. The Company is subject to a variety of regulations at the state, county, and municipal levels which pertain to environmental, building, and zoning requirements; the preparation and sale of food; designation of non-smoking areas; the operation of amusement devices, such as billiard tables and pinball machines; accessibility of the premises to disabled customers; and minimum wage and overtime requirements. In addition, Pitchers! must comply with significant federal, state, and municipal alcoholic beverage control regulations. The failure to comply with these regulations could cause Pitchers!' licenses to be revoked and force it to cease the sale of alcoholic beverages at its restaurants. In connection with its proposed expansion, the Company will need to obtain construction and operating licenses, permits, and approvals. Delays or failures in obtaining such licenses, permits, and approvals could delay or prevent the opening of new theatres and restaurants. See "Business - Licensing and Regulation."

       Indemnification and Limitation of Liability of Directors and Officers. Pursuant to the Articles of Incorporation and Bylaws of the Company, the officers, directors, employees and agents of the Company are entitled to indemnification from the Company for liabilities incurred in connection with the business or activities undertaken in their official capacities where the acts involved did not constitute intentional misconduct, a knowing violation of the law, or the receipt of an impermissible personal benefit. Furthermore, the Articles of Incorporation of the Company limits the personal liability of directors to the Company and its shareholders for monetary damages, except for liability for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends, for unlawful stock purchase or redemption, or for any transaction from which the director derived any improper personal benefit. Therefore, while the directors and officers may be accountable to the Company and its shareholders as fiduciaries, the Company and its shareholders have a more limited right of action than they would, absent the indemnification and limitation of liability provisions contained in the Company's Certificate of Incorporation and Bylaws.

       Dependence on Discretionary Consumer Spending. The entertainment industry is dependent on the amount of discretionary spending by consumers, which may be adversely affected by general economic conditions. A decrease in the disposable income of residents in the markets in which the Company operates could have an adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" and "Business."

The Offering

       Control by Management. Following completion of this offering, the present management of the Company will own, assuming no exercise of the Warrants or other stock options, approximately 36.5% of the outstanding Common Stock. Given the lack of cumulative voting and the fact that one-third of the Company's outstanding Common Stock constitutes a quorum, persons not affiliated with management may not have the power to elect a single director. As a practical matter, the current management will continue to effectively control the Company. See "Principal Shareholders."

       Absence of a Public Market; American Stock Exchange Listing. Prior to this offering, there has been no public market for the Common Stock. The Company has applied to have the Common Stock listed on the American Stock Exchange. There can be no assurance that the Company's Common Stock will be approved for listing. Such listing, if granted, does not imply that a meaningful, sustained market for the Common Stock will develop. There can be no assurance that an active trading market for the Common Stock offered hereby will develop or, if it should develop, will continue. From time to time after this offering, there also may be significant volatility in the market price for the Common Stock. See "Underwriting."

       Acquisition by Existing Stockholders at Less Cost than Investors in this Offering. The existing shareholders of the Company acquired their shares at an average cost of $0.44 per share, substantially less than the offering price of the Common Stock. Investors in this offering will experience dilution in ownership of the Company and in their investment. See "Dilution."

       Shares Eligible for Future Sale. All of the 1,234,355 shares of Common Stock currently outstanding are "restricted securities" and may in the future be sold in compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 generally provides that beneficial owners of shares who have held such shares for one year may sell within a three-month period a number of shares not exceeding 1% of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. Sales of substantial amounts of Common Stock in the public market after the offering pursuant to Rule 144 or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock. See "Shares Eligible for Future Sale."

       Dividends. The Company does not contemplate paying cash dividends on Common Stock in the foreseeable future since it will use all of its earnings, if any, to finance expansion of its operations. See "Dividend Policy" and "Description of Securities."

       Underwriters' Influence on the Market. A significant amount of the Units may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriters. Although they have no legal obligation to do so, the Underwriters from time to time in the future may make a market in and otherwise effect transactions in the Company's securities. To the extent the Underwriters do so, they may be a dominating influence in any market that might develop and the degree of participation by the Underwriters may significantly affect the price and liquidity of the Company's securities. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriters without obligation or prior notice. If a dominating influence at such time, the Underwriters' discontinuance of market making activities could adversely affect the price and liquidity of the securities. See "Underwriting."

       Current Prospectus Required to Exercise Warrants. Holders of Warrants may exercise them only if a current prospectus relating to the Common Stock underlying the Warrants is then in effect. Although the Company has undertaken to make a good faith effort to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, there can be no assurance that the Company will be able to do so. The Warrants may be deprived of any value in the event this Prospectus or another prospectus covering the shares issuable upon exercise of the Warrants is not kept effective. See "Description of Securities - Warrants."

       Potential Dilution and Adverse Impact on Additional Financing Due to Outstanding Warrants. As of the date of this Prospectus, the Company had outstanding warrants to acquire an aggregate of 99,903 shares of Common Stock. To the extent that the outstanding warrants are exercised, dilution to the interests of the Company's shareholders may occur. For the life of the warrants described above, the holders will have the opportunity to profit from a rise in the price of the underlying Common Stock. The existence of such warrants may adversely affect the terms on which the Company can obtain additional financing, and the holders of such warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such warrants. See "Shares Eligible for Future Sale."

                                USE OF PROCEEDS

     The net proceeds to the Company are estimated to be $6,275,000 ($7,400,000 if the Underwriters' over-allotment option is exercised in full). The Company intends to use the net proceeds as follows:


                                                             Amount    Percent
                                                           ----------  --------
Land acquisition costs for new locations                   $2,850,000     45.4%
Furniture, fixtures and equipment for new Cinema Saver
 locations                                                  1,630,000     26.0%
Furniture, fixtures and equipment for new Pitchers!
 locations                                                  1,000,000     15.9%
Improvements to existing locations                            220,000      3.5%
Working capital                                               575,000      9.2%
                                                           ----------    -----
    Total                                                  $6,275,000    100.0%
                                                           ==========    =====

     Most of the proceeds from this offering have been allocated for expansion. See "Business - Expansion Concept." These allocations indicate the Company's present intentions for the use of proceeds. However, future events may require a change in the allocation of funds. Any changes in proposed expenditures will be made at the discretion of the Board of Directors of the Company.

     The proceeds from any exercise of the Underwriters' over-allotment option, and Warrants, and the Representatives' warrants will be added to working capital.

     Pending such uses, the Company intends to invest the proceeds from this offering in short term, investment-grade, interest bearing securities.

                                DIVIDEND POLICY

     The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors plans to retain earnings for the development and expansion of the Company's business. The Board of Directors also plans to regularly review the Company's dividend policy. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors, including future earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.

                                   DILUTION

     As of March 31, 1998, the Company had an unaudited pro forma combined net tangible book value of $1,131,930 or $0.92 per share of Common Stock. Net tangible book value per share of Common Stock represents total tangible assets reduced by total liabilities, divided by the number of outstanding shares of Common Stock. Without taking into account any changes in net tangible book value after March 31, 1998, after giving effect to the sale by the Company of the 1,000,000 Units offered hereby for net proceeds of $6,275,000 (and attributing no part of the proceeds to the Warrants), the pro forma net tangible book value of the Company's Common Stock at March 31, 1998 would have been $7,406,930 or $3.32 per share. Accordingly, after the offering, the net tangible book value of the shares of Common Stock held by the present shareholders would have increased $2.40 per share. Concurrently, new investors purchasing Units in this offering would suffer substantial immediate dilution of $4.18 per share.

     The following table illustrates the foregoing dilution of a new investor's equity in a share of Common Stock assuming that the entire offering price is attributed to the Common Stock:


     Offering price per share of Common Stock                           $7.50
     Net tangible book value per common share before offering    $0.92
     Increase per share attributable to new investors            $2.40
                                                                 -----
     Pro forma net tangible book value per common
       share after offering                                             $3.32
     Dilution per common share to new investors                         $4.18
                                                                        -----
       Percentage Dilution                                               55.7%

     The following table sets forth, as of the date of this Prospectus, a comparison of the respective investment and equity of the current shareholders and investors purchasing Units in this offering. Such table assumes that no part of the proceeds is attributed to the Warrants.

                            Shares Purchased      Total Consideration   Average Price
                         -----------------------  --------------------  --------------
                            Number      Percent     Amount    Percent     Per Share
                         -------------  --------  ----------  --------  --------------
Existing shareholders       1,234,355      55.2%     546,087      6.8%       $0.44
New investors               1,000,000      44.8%   7,500,000     93.2%       $7.50 (2)
                         ------------     -----    ---------    -----
  Total                     2,234,355 (1) 100.0%   8,046,087    100.0%
                         ============     =====    =========    =====

----------------

(1) Does not include an aggregate up to 1,599,903 shares issuable upon exercise of (i) the Warrants, (ii) the Underwriter's over-allotment option, (iii) the Representative's Warrants and (iv) existing stock options. To the extent that these options and warrants are exercised, there will be further share dilution to new investors.

(2) This amount assumes the attribution of the Unit purchase price solely to the Common Stock include in each Unit.
     See "Use of Proceeds."

                                CAPITALIZATION

     The following table sets forth the pro forma combined current liabilities and capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the sale by the Company of 1,000,000 Units offered hereby at an assumed offering price of $7.50 per Unit and the application of the net proceeds of $6,275,000. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                     March 31, 1998 (Unaudited)
                                                     --------------------------

                                                       Actual         Adjusted
                                                     ----------      -----------

Current liabilities                                  $  635,395      $   635,395
                                                     ==========      ===========
Long-term debt                                       $3,738,052      $ 3,738,052
                                                     ----------      -----------

Stockholders' equity:
   Common stock, no par value per share;
      25,000,000 shares authorized, 1,234,355
      shares issued, 2,234,355 issued as
      adjusted for the offering (1)                     546,087        6,821,087
   Retained earnings                                    767,436          767,436
                                                     ----------      -----------

Total stockholders' equity                            1,313,523        7,588,523
                                                     ----------      -----------

Total capitalization                                 $5,051,575      $11,326,575
                                                     ==========      ===========
------------

(1) Does not include an aggregate up to 1,599,903 shares issuable upon exercise of (i) the Warrants, (ii) the Underwriter's over-allotment option, (iii) the Representative's Warrants and (iv) existing stock options. See "Certain Relationships and Related Transactions" and "Underwriting."

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited balance sheet and statement of income and retained earnings give effect to the pooling of interests of Cinema Saver and Pitchers! as wholly-owned subsidiaries of the Company as if such transactions had occurred at the beginning of each period presented. These pro forma combined financial statements should be read in conjunction with each company's audited financial statements and notes thereto appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

     On May 20, 1998, the shareholders of Cinema Saver and Pitchers! approved an Agreement and Plan of Share Exchange (the "Plan") pursuant to which Cinema Saver and Pitchers! were acquired by the Company, a corporation which was formed for this purpose (the "Acquisition"). As a result of the Acquisition, Cinema Saver and Pitchers! became wholly-owned subsidiaries of the Company. The Plan provided for the exchange of the outstanding shares of Cinema Saver common stock and Pitchers! common stock for restricted shares of the Company's Common Stock.

          Pro Forma Combined Condensed Balance Sheet - March 31, 1998


                                       Historical (Unaudited)           Pro Forma

                                           Pitchers!     Cinema Saver  Adjustments     Combined
ASSETS

Current assets                            $  235,215     $  357,018     $     --      $  592,233
Property, plant and equipment, net
     Of depreciation                       1,319,100      3,986,698           --       5,305,798
Intangibles and other assets, net
     of amortization                         160,619         20,974           --         181,593
                                          ----------     ----------     --------      ----------
     TOTAL ASSETS                         $1,714,934     $4,364,690     $             $6,079,624
                                          ==========     ==========     ========      ==========

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Current liabilities                       $  284,797     $  350,598     $     --      $  635,395
Long-term debt                               767,579      2,970,473           --       3,738,052
Other liabilities                             62,539        330,115           --         392,654
Stockholders' equity                         600,019        713,504           --       1,313,523
                                          ----------     ----------     --------      ----------
     TOTAL LIABILITIES
      AND STOCKHOLDERS'
      EQUITY                              $1,714,934     $4,364,690     $     --      $6,079,624
                                          ==========     ==========     ========      ==========

         Pro Forma Combined Condensed Balance Sheet - December 31, 1997

                                       Historical (Unaudited)           Pro Forma

                                           Pitchers!     Cinema Saver  Adjustments     Combined
ASSETS

Current assets                            $  313,255     $  913,633     $     --      $1,226,888
Property, plant and equipment, net
     of depreciation                       1,345,167      3,487,173           --       4,832,340
Intangibles and other assets, net
     of amortization                         155,229         31,635           --         186,864
                                          ----------     ----------     --------      ----------
     TOTAL ASSETS                         $1,813,651     $4,432,441     $     --      $6,246,092
                                          ==========     ==========     ========      ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY

Current liabilities                         $402,010     $  409,078     $     --      $  811,088
Long-term debt                               779,561      3,222,553           --       4,002,114
Other liabilities                             47,579        146,000           --         193,579
Stockholders' equity                         584,501        654,810           --       1,239,311
                                          ----------     ----------     --------      ----------

     TOTAL LIABILITIES
      AND STOCKHOLDERS'
      EQUITY                              $1,813,651     $4,432,441     $     --      $6,246,092
                                          ==========     ==========     ========      ==========

    Pro Forma Combined Condensed Statement of Income and Retained Earnings
                       Three Months Ended March 31, 1998


                                       Historical (Unaudited)           Pro Forma

                                           Pitchers!     Cinema Saver  Adjustments     Combined
NET REVENUES

Restaurant                              $1,301,894       $       --    $        --    $1,301,894
Theatre                                         --          627,089             --       627,089
                                        ----------       ----------    -----------    ----------

     Total Revenues                      1,301,894          627,089             --     1,928,983

Cost of goods sold                         474,818          205,433             --       680,251
                                        ----------       ----------    -----------    ----------

     Gross Profit                          827,076          421,656             --     1,248,732

General and administrative
expenses                                   793,561          291,685             --     1,085,246
                                        ----------       ----------    -----------    ----------
     Income from operations                 33,515          129,971             --       163,486

Other (income) expense
     Interest expense                       22,846           61,441             --        84,287
     Interest income                             0           (8,160)            --        (8,160)
     Miscellaneous income, net
      of expense                           (10,162)          (2,100)            --       (12,262)
                                        ----------       ----------    -----------    ----------

                                            12,684           51,181             --        63,865
                                        ----------       ----------    -----------    ----------

     Income before income
     taxes                                  20,831           78,790             --        99,621


Federal and state income taxes               5,314           20,095             --        25,409
                                        ----------       ----------    -----------    ----------


     Net income                         $   15,517       $   58,695    $        --    $   74,212
                                        ==========       ==========    ===========    ==========

     Basic Earnings Per Share           $     0.39       $     0.02                   $     0.06
                                        ==========       ==========                   ==========

     Weighted Average Num-
     ber of Shares
     Outstanding                            39,628        3,289,081                    1,234,355
                                        ==========       ==========                   ==========

     Diluted Earnings Per Share                          $     0.02                   $     0.06
                                                         ==========                   ==========
     Weighted Average Num-
     ber of Shares
     Outstanding - Diluted                                3,749,552                    1,313,538
                                                         ==========                   ==========

    Pro Forma Combined Condensed Statement of Income and Retained Earnings
                     Twelve Months Ended December 31, 1997


                              Historical                             Pro Forma
                             -------------   ----------------     ---------------      ------------
                               Pitchers!       Cinema Saver         Adjustments          Combined
NET REVENUES
Restaurant                   $  5,246,593      $        --        $          --       $    5,246,593
Theatre                                --        2,681,545                   --            2,681,545
                             ------------      -----------        -------------       --------------

     Total Revenues             5,246,593        2,681,545                   --            7,928,138

Cost of goods sold              1,836,461        2,105,432                   --            3,941,893
                             ------------      -----------        -------------       --------------
     Gross Profit               3,410,132          576,113                   --            3,986,245

General and
administrative expenses         3,168,400          156,728                   --            3,325,128
                             ------------      -----------        -------------       --------------

     Income from
      operations                  241,732          419,385                   --              661,117

Other (income) expense
     Interest expense              98,182          309,597                   --              407,779
     Interest income               (1,624)          (9,381)                  --              (11,005)
     Miscellaneous net
      income, of expense           (8,530)          (7,280)                  --              (15,810)
     Loss (gain) on
      disposition of assets         1,320         (215,594)                  --             (214,274)
                             ------------      -----------        -------------       --------------
                                   89,348           77,342                   --              166,690
                             ------------      -----------        -------------       --------------

     Income before income
      taxes                       152,384          342,043                   --              494,427

Federal and state income
 taxes                             49,767          106,248                   --              156,015
                             ------------      -----------        -------------       --------------

        Net income           $    102,617      $   235,795        $          --       $      338,412
                             ============      ===========        =============       ==============
     Basic Earnings per
      Share                  $       2.59      $      0.07                            $         0.27
                             ============      ===========                            ==============
     Weighted Average
      Number of Shares
      Outstanding                  39,550        3,367,183                                 1,248,716
                             ============      ===========                            ==============
     Diluted Earnings per
      Share                                    $      0.06                            $         0.26
                                               ===========                            ==============
     Weighted Average
      Number of Shares
      Outstanding -
      Diluted                                    3,851,463                                 1,313,538
                                               ===========                            ==============

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Results of Operations - Cinema Saver

Comparison of Quarters Ended March 31, 1998 and March 31, 1997


     Revenues for the three months ended March 31, 1998 increased to $627,089, a 1.8% increase from the same period in 1997. The increase in revenues reflects improved ticket sales in the Company's movie operations.

     Operating expenses for the quarter ended March 31, 1998 decreased both on an absolute basis and as a percentage of revenues. The decline in operating expenses primarily represents reduced general and administrative expenses as management has become more efficient in operating the theatres. For example, staffing expense declined during the quarter despite the increase in revenues.

     Operating income improved to $129,971 during the quarter ended March 31, 1998, from $96,147 in the prior year. As a percentage of revenues, operating income was 20.7% compared to 15.6%. The improvement in operating income in 1998 reflects the decline in operating expenses as explained above. Correspondingly, net income improved to $58,695 during the quarter ended March 31, 1998 from $30,152 in the prior year reflecting the increase in revenues and decline in operating expenses.

Comparison of the Years Ended December 31, 1997 and December 31, 1996

     Revenues in 1997 were $2,681,545 compared to $2,656,821 in 1996, an increase of 1.0%. The increase was primarily due to improvement in the Company's concessions revenues, although admissions and other operating revenues experienced modest growth.

     Operating expenses increased as a percentage of revenues to 84.4% in 1997 versus 83.6% in the prior year. The increase reflects increased spending on advertising and film expense, offset by lower concession costs and general and administrative expenses. Due to the increase in operating expenses in 1997, operating income declined to $419,385 during the year compared to $434,729 in 1996.

     Despite the decline in revenues and operating income, net income increased to $235,795 in 1997 compared to $88,792 in 1996. The improvement in net income was primarily due to a gain before taxes of $215,594 from the sale of one of the Company's theatres which was subsequently leased back to the Company. Net income also benefited from a moderate decline in interest expense stemming from a reduction in long term debt.

Results of Operations - Pitchers!

Comparison of Quarters Ended March 31, 1998 and March 31, 1997

     Revenues for the three months ended March 31, 1998 increased by 13.9% to $1,301,894 from $1,142,995 in the same period in 1997. The increase in revenues was primarily due to an increased number of locations.

     Cost of sales for the quarter ended March 31, 1998 increased to $474,818 from $419,834 in 1997. As a percentage of sales, cost of sales was relatively stable at 36.5% in 1998 versus 36.7% in 1997. General and administrative expenses increased by 26.6% to $793,561 compared to $627,017 for the corresponding quarter in 1997. The increase in general and administrative expense reflects increased spending on advertising and personnel from the additional Pitchers! location opened since the prior year as well as a build up of staff to support future growth.

     Operating income decreased as a percentage of revenues to 2.6% compared to 8.4% in 1997. The decline was due to the increase in general and administrative expense explained above. As a result of the decline in operating income, net income for the three months ended March 31, 1998 decreased to $15,517 as compared to $62,738 in the same period last year.

Comparison of the Years Ended December 31, 1997 and December 31, 1996

     Revenues for the fiscal year ended December 31, 1997 improved to $5,246,593 from $4,460,196 in fiscal year 1996, an increase of 17.6%. The increase was primarily due to an additional Pitchers! location opened up in 1997 combined with increased awareness of existing locations, resulting in increased customer visits.

     Operating expenses increased to $5,004,861 in 1997 versus $4,238,290 in 1996. The increase reflected the additional support needed for the new Pitchers! location opened in 1997. Operating expenses as a percentage of revenues were relatively stable at 95.4% compared to 95.0% in the prior year.

     Operating income was $241,732 in 1997 compared to $221,906, an increase of 8.9%. The increase in operating income was primarily due to the increased revenue base from the expansion in 1997.

     Net income increased by 104.6% to $102,617 in 1997 from $50,145 in 1996. The increase was primarily due to the increase in revenues combined with a one-time loss of $62,934 in 1996 that negatively impacted net income in that year. The reported financial results include losses (net of tax) of $50,591 in 1997 and $48,785 in 1996 from unprofitable operations at two of the Company's locations. These two operating facilities have since been closed.

Liquidity and Capital Resources - Cinema Saver

     Cinema Saver had working capital of $6,420 as of March 31, 1998 and $484,708 as of December 31, 1997. Cinema Saver experienced a net increase in cash of approximately $729,333 during 1997 from the sale/leaseback of a theatre which generated $697,534 from the sale of the property. These proceeds were used to expand and upgrade an existing theatre at a cost of approximately $700,000. This renovation was the primary reason for the decline in working capital from December 31, 1997 to March 31, 1998.

     Cash provided by operations was $16,431 for the three months ended March 31, 1998 compared to $32,508 for the three months ended March 31, 1997. The decrease was primarily due to decreases in certain current liabilities, offset by an increase in net income.

     Cash provided by operations for the fiscal year ended December 31, 1997 was $291,369 compared to $345,993 in fiscal year end December 31, 1996. The difference is primarily due to changes in working capital items.

Liquidity and Capital Resources - Pitchers!

     Pitchers! had working capital deficiencies of $49,582 as of March 31, 1998 and $88,755 as of December 31, 1997. The improvement in the working capital deficit was primarily due to a decline in accrued expenses.

     Cash used in operations was $19,563 for the three months ended March 31, 1998 compared to cash provided by operations of $9,971 for the three months ended March 31, 1997. The increase in cash used in operations was primarily due to the decline in net income for the quarter ended March 31, 1998.

     Cash provided by operations for the fiscal year ended December 31, 1997 was $280,188 versus $270,667 for the fiscal year ended December 31, 1996. The increase in cash provided by operations was primarily due to a $61,208 one-time loss on the sale of property in 1996 that reduced net income but did not impact cashflow. The increase in cash provided by operations was also due to an increase in accounts payable and other accrued expenses that provided cash, net of increases in inventory and other current assets that absorbed cash.

Liquidity and Capital Resources - The Company

     To date, expansion of both subsidiaries has been funded primarily through bank debt, relying upon the personal guarantees of the officers, directors, and principal shareholders of the respective companies. See "Certain Relationships and Related Transactions." As of December 31, 1997, total bank debt was $3,993,406. Management believes that it has adequate liquidity and capital to fund its operating activities for at least twelve months without having to incur additional debt.

                                    BUSINESS

General

     The Company owns Cinema Saver Theatre Corporation ("Cinema Saver"), which operates four movie theatres with 19 screens, and Pitchers! Inc. ("Pitchers!"), which operates four sports restaurants, all of which are located in Colorado. Cinema Saver currently has two first-run movie theatres in the suburbs of Denver and two discount admission theatres in towns within one hour from Denver. Pitchers! has three sports restaurants in the suburbs of Denver and one in a town within one hour from Denver. Through its ownership of Cinema Savers and Pitchers!, the Company expects to combine certain administrative functions and achieve operating efficiencies.

     The Company plans to construct and operate new destination entertainment complexes initially in secondary markets and suburban areas of Colorado in which both Cinema Saver theatres and Pitchers! sports restaurants, as well as other entertainment-oriented businesses, will be located. The Company expects that Cinema Saver theatres, Pitchers! sports restaurants and the other attractions to be located in the new destination entertainment complexes will draw a significant number of customers and permit the Company to engage in joint marketing of its theatres and sports restaurants.

     The new destination entertainment complexes which the Company plans to build will range from approximately 35,000 square feet to 65,000 square feet. A Pitchers! sports restaurant is expected to occupy approximately 12,000 square feet, with seating capacity of 450-500, and a Cinema Saver theatre will occupy approximately 20,000 to 24,000 square feet. The remainder, if any, will be leased to other entertainment-oriented businesses such as a video game arcade, pizza restaurants, ice cream shops and video rental stores.

     In addition to co-locating in new entertainment complexes, Cinema Saver and Pitchers! may expand by opening separate facilities, should the right situations be presented.

     The Cinema Saver locations are set forth below:

                                                                Number of         Number of
Cinema Saver Locations                 Type of Operation         Screens            Seats
----------------------                 -----------------    ---------------     --------------
Basemar Cinema Saver                       discount                 2                570
2490 Baseline Road, Boulder

Bergen Park Cinemas                        first-run                7              1,041
1204 Bergen Parkway, Evergreen

Cinema Saver 6                             discount                 6              1,179
2525 Worthington Circle, Fort Collins

Parker Cinema IV                           first-run                4                784
10831 South Crossroads Drive, Parker


     The Pitchers! locations are set forth below:

Pitchers! Locations                              Size of Facility           Capacity
-------------------                              ----------------           --------
1670 South Chambers Road, Aurora                 6,500 square feet            195

1100 West Drake Road, Fort Collins               8,300 square feet            248

146 Van Gordon, Lakewood                        12,100 square feet            491

2852 West Bowles Avenue, Littleton              11,500 square feet            450

History

     The Company was formed as a Colorado corporation on April 10, 1998. On May 20, 1998, the shareholders of Cinema Saver and Pitchers! approved an Agreement and Plan of Share Exchange (the "Plan") pursuant to which Cinema Saver and Pitchers! were acquired by the Company (the "Acquisition"). As a result of the Acquisition, Cinema Saver and Pitchers! became wholly-owned subsidiaries of the Company. The Plan provided for the exchange of the outstanding shares of Cinema Saver common stock and Pitchers! common stock solely for restricted shares of the Company's Common Stock. See "Pro Forma Combined Condensed Financial Statements."

     Cinema Saver was founded on August 23, 1991 as a Colorado corporation to develop a movie theatre company based on a combination of first-run and discount admission theatres. That company's first efforts were directed toward remodeling an older, first-run theatre in Boulder, Colorado, which had been dormant for over a year, and re-opening it as Boulder's first discount admission theatre in November 1991. The Basemar Cinema Saver, with two screens and 570 seats, has been operating profitably since early 1992. In 1994, Cinema Saver expanded its operations with two first-run theatres in the suburbs of Denver, Colorado. Cinema Saver purchased an existing 784-seat four-plex in Parker, Colorado, in May 1994, and built a new 800-seat four-plex in Evergreen, Colorado, which opened in May 1994. In December 1993, Cinema Saver purchased a 3.3-acre parcel of land in Fort Collins, Colorado, and built a 1,179-seat six-plex which opened in March 1995 as a discount admission operation. In March 1998, Cinema Saver completed the expansion of the Evergreen location to 1,041 seats with seven screens.

     Pitchers! was incorporated on July 28, 1989, as a Colorado corporation, to operate a sports restaurant in Aurora, Colorado. In 1993, Pitchers! expanded by leasing a facility in Fort Collins, Colorado, and purchasing a building in Denver, Colorado, in 1994. In 1996, the fourth facility was leased in Littleton, Colorado, and a fifth location was leased in Lakewood, Colorado, in 1997. Pitchers! closed the Denver location in January 1998 and is leasing it to a third party, leaving Pitchers! with four operating restaurants.

Expansion Concept

     As indicated above, Cinema Saver and Pitchers! operate in both secondary markets and Denver suburban areas. These companies combined on the assumption that they could expand more rapidly as one company. Management believes that the combination of two "destination" type of entertainment venues, together with complementary smaller businesses, will create a new complex that can dominate the entertainment options in the right secondary markets. Using the latest Pitchers! (Lakewood) as the model, which has incorporated the best aspects of each of the other operations, and putting it together with either a first-run or discount admission movie theatre, management believes that it will create the core critical mass necessary to insure that the Company's complex is the entertainment "hot spot" of the town. These targeted secondary markets will typically have a population of 25,000 to 200,000. While the Company's complexes will not be of the size of some of the entertainment mega-complexes being built in large cities throughout the United States, it is expected they will have the same relative impact in the secondary markets in which the Company plans to expand.

     The Company believes that the attractiveness, comfort and viewing experience that will be provided by its new modern facilities will result in the Company's theatres being the preferred destination for moviegoers in its markets.

     Management believes the Company's new multiplex facilities will increase per screen revenues and operating margins and enhance its operating efficiencies. Such theatres allow the Company to present films appealing to several segments of the moviegoing public while serving patrons from common facilities (such as box office, concession stands, restrooms and game areas). Larger multiplexes will also provide increased flexibility in the length of time that a film will play. The Company can lengthen the run of a film by switching it to a smaller auditorium after the initial peak weeks. The later weeks of a film's run have the potential to generate higher profits as film license agreements typically provide for lower film rent to be paid.

     The Company intends to continue operating both first run and discount admission theatres. The decision as to which to operate will be made on a market by market basis. Generally, if there is little or no first run competition, the Company will operate as a first run theatre. In other markets, however, the company will operate discount theatres. The Company believes that its discount theatres allow it to serve patrons who miss a film during its first run exhibition or who may not be able to afford to attend first run theatres on a frequent basis, thereby increasing the number of potential customers beyond traditional first run moviegoers.

     The Company's theatres typically contain auditoriums consisting of 100 to 300 seats each and feature large screens, modern seating with cupholder armrests, digital sound, attractive and functional concession stands, and video game areas. New theatres will have all of these amenities as well as a modified stadium seating configuration and will generally contain from 8 to 12 auditoriums. The Company's discount theatres generally have higher attendance, lower film costs and a greater proportion of concession revenues than its first run theatres. As of the date of this Prospectus, 42% of the Company's screens were located in its discount theatres.

     The Company proposes to acquire land in these markets and build new facilities in a development that would range from approximately 35,000 square feet to 65,000 square feet. The Cinema Saver theatre and Pitchers! restaurant would occupy 35,000 to 40,000 square feet of the space, while the balance, if any, would be leased to other businesses that are compatible with or complement the entertainment theme, such as a video game arcade, ice cream/sandwich shop, video rental outlet, or pizza restaurant. As the destination entertainment center in a market, management believes that each operation in the complex will be able to draw customers from the other, thereby attracting more customers collectively than individually and creating an operating synergy.

     As separate companies, Cinema Saver and Pitchers! lacked the size to justify certain operating mechanisms. There is now sufficient mass as a combined company to bring certain operating functions in-house and operate more efficiently and, in some cases, economically. Management plans to combine the administrative functions of both companies and to engage in joint marketing efforts.

     While the trend among both major theatre operators and national restaurant operators has been away from the smaller markets in favor of the larger ones, with the construction of multi-plexes and large expensive decor restaurants, management of the Company believes that on a per capita basis the secondary markets can be just as profitable as the larger ones. With less competition in these secondary markets, the Company can obtain a much greater market share than is possible in the large markets. Actual attendance at Cinema Saver's theatres appear to validate this assumption. Also, many operating expenses in these markets are considerably less than in the large urban areas, particularly advertising, wages, and occupancy costs. Finally, it is much easier to maintain a market share in small communities because new forms of entertainment are established with less frequency in these communities than in the cities. Management believes that all of these factors create a stable operating and marketing environment.

     With Cinema Saver having developed and built new theatre complexes in Evergreen and Fort Collins and Pitchers! having remodeled four restaurant facilities, the Company has basic architectural, mechanical, and engineering plans for both theatre and restaurant facilities. These plans have been developed and designed to promote operating efficiencies for the Company while providing a first-class entertainment environment for the customers. The theatre auditoriums have been designed with digital surround sound, wide screens, and reclining seats with cup holders, while lobbies have been designed with common box office and concession areas enabling Cinema Saver to more efficiently utilize staff and minimize congestion. As a result of having to adapt to existing leased spaces, Pitchers! has had to operate in several very different configurations, each of which has succeeded in some way. With each new location, Pitchers! has gained experience in what works best, and the newest location (Lakewood) has been remodeled to take advantage of this experience. That location, in particular, has attractive eating, dancing, and amusement spaces, which includes an outdoor patio, excellent transition between the different venues, and an efficient kitchen. It is anticipated that future restaurant facilities, proposed to range between 10,000 and 14,000 square feet, will incorporate all of these attributes.

Operations

     Cinema Saver. Cinema Saver was founded for the purpose of developing a movie theatre company based on a combination of first-run and discount-run theatres in secondary markets. Revenues are derived primarily from box office receipts (approximately 68%) and concession sales (approximately 30%). Additional revenues, which are not material, come from video games installed in the theatre lobbies and on-screen advertising, both of which have been managed by outside, independent companies on a revenue-sharing basis.

     Theatrical exhibition is the primary distribution outlet for new motion picture releases. The Company believes that the successful domestic release of a motion picture plays an important role in the success of the "downstream" outlets such as home video, pay-per-view, network and syndicated television. The Company further believes that the emergence of new outlets for motion pictures has not adversely affected attendance at theatres, as they do not provide an experience that can compare to that of viewing a movie in a state-of-the-art theatre. The Company believes the public will continue to prefer the viewing of movies on large screens with superior sound and visual quality while enjoying a snack of choice from the concession stand.

     The Company's corporate office is responsible for theatre development and site selection, lease negotiation, theatre design and construction, film licensing and settlements, concession vendor negotiations, and financial and accounting activities. Theatre managers are responsible for the day-to-day operations of the Company's theatres including optimizing staffing, developing innovative theatre promotions, preparing movie schedules, purchasing concession inventories, maintaining a clean and functioning facility, and training theatre staff.

     The Company continually evaluates existing and new markets for potential theatre locations. The Company generally seeks to develop theatres in markets that are under-screened as a result of changing demographic trends or that are served by distant or aging theatre facilities. Some of the factors the Company considers in determining whether to develop a theatre in a particular location are the market's population and average household income, the proximity to retail corridors, convenient roadway access and the proximity to competing theatres.

     Films are typically licensed from film distributors owned by major film production companies and from independent film distributors that distribute films for smaller production companies. Prior to negotiating for a particular film, Cinema Saver's management evaluates its prospects. The criteria used include, but are not limited to, the cast, director, plot, MPAA rating, past performance of similar films, and expected film rental terms. Success in booking depends on the availability of commercially popular films and an understanding of the tastes of residents in each particular market.

     The Company licenses films through its corporate headquarters. The Company's management has significant experience in the theatre industry and has developed long-standing relationships with film distributors. The Company licenses films from all of the major distributors and is not dependent on any one studio for motion picture product.

     A film license typically specifies a rental fee to be paid to the distributor based on the higher result of either a gross receipts formula or a theatre admissions revenue sharing formula. Under a gross receipts formula, the distributor receives a specified percentage of the box office receipts, with the percentage generally declining over the term of the run. First run film rental percentages usually begin at 70% of box office receipts and gradually decline to as low as 30% over a period of four to seven weeks. Second run film rental percentages typically begin at 35% of box office receipts and often decline to 30% after the first week. Under the theatre admissions revenue sharing formula (commonly known as the "90/10" clause), the distributor receives a specified percentage (i.e. 90%) of the excess of box office receipts over a negotiated reimbursement for theatre expenses. In general, most distributors follow an industry practice of adjusting or renegotiating the terms of a film license subsequent to exhibition based upon the film's success.

     Concession sales are the Cinema Saver's second largest revenue source, representing 30% of total revenues for the twelve months ending December 31, 1997. The Company management devotes a considerable amount of effort to increasing sales and improving the operating margins from concession sales.

     The Company's primary concession sales come from soft drinks, popcorn, and candy. In addition to these basic items, the Company sells bottled water, nachos, fruit drinks, flavored teas and coffee-type beverages as alternatives for its customers. The Company offers "combos" of a pre-selected assortment of concession items for both adults and children.

     The Company's newest theatres have multiple station concession stands which are designed to serve larger numbers of customers rapidly.

     The Company currently purchases all its concession supplies for all theatres from two regional suppliers. The Company has a formal agreement with Pepsi Cola(R) ("Pepsi(R)") to purchase all fountain products at existing and future locations from that company. In exchange, Cinema Saver receives Pepsi(R)'s favorable national pricing and Pepsi(R) provides all fountain equipment at no cost to the Company.

     Pitchers! Each facility combines casual dining with specific entertainment alternatives, such as large screen TVS, dancing, pool tables, video games, and other amusement games. Separate customer areas permit different customer groups to enjoy the facility simultaneously. For example, family and middle-aged customers often frequent the restaurant dining area, while singles and young couples dominate the amusement and games space. Many patrons use both customer areas during a single visit. The varied uses of the restaurant space allows for greater continuous occupancy throughout the day and evening. Management also believes that it results in more even monthly and seasonal revenue flows, plus an ability to compete effectively in highly saturated restaurant markets.

     Pitchers! derives revenues primarily from sales of alcoholic beverages (approximately 65%) and food (approximately 30%), with video games, pool, and clothing accounting for the final 5%. Profit margins are significantly higher on sales of alcoholic beverages (approximately 70%) than food (approximately 55%). Pitchers! serves casual American fare, with menu items ranging from $4.95 to $13.95.

     Pitchers! negotiates directly with suppliers for key food and beverage products to assure uniform quality and freshness of products in its restaurants, and to obtain competitive prices. Food and beverage products and supplies are shipped directly to the restaurants as Pitchers! does not maintain a central product warehouse. Pitchers! has not experienced any significant delays in receiving restaurant products, supplies, or equipment.

Marketing

     Cinema Saver. As is fairly standard for the movie theatre business, Cinema Saver relies heavily on advertisements and movie schedules published in local newspapers to inform the public of films currently showing and show times. It also runs previews of coming attractions and previews of other films currently showing on other screens in the same theatre complex, and displays lobby posters and other promotional materials supplied by the distributors. In addition, the theatres benefit from national advertising campaigns run by film distributors. Each theatre is also equipped with a telephone "movie information line" which has a recorded message listing the features and show times, and is listed on the World Wide Web through various entertainment information bureaus.

     Pitchers! In the past, marketing has consisted primarily of big promotional grand openings involving sponsorships by beer distributors, extensive use of coupons in specifically targeted local areas, and a substantial amount of softball league sponsorships. Pitchers! tested more conventional marketing methods during the fall of 1997: sponsoring pre-game and post-game shows of the radio broadcast of Denver Bronco football games, advertising on an afternoon weekday radio sports show, and monthly drawings at the restaurants for trips to Las Vegas, a Super Bowl trip, a motorcycle, and Bronco game tickets.

     Future Efforts. With the combination of the companies, marketing efforts will emphasize the image of a complete destination entertainment complex, appealing to everyone in the local community. The Company plans to utilize local newspaper and radio advertising, continue to sponsor softball and other local participatory sport activities in the community, and cross-sell each side of the business at the other location. Prior to the combination of these companies, the two companies conducted a modest amount of cross-selling in Fort Collins, where Cinema Saver 6 and Pitchers! are located across the street from each other. The theatre advertises Pitchers! in the lobby and on-screen during intermission, while Pitchers! has used theatre tickets as promotional items with lunches and dinners. In the proposed new complexes where the facilities will be located together, it is anticipated that more extensive use of such promotions will further enhance the Company's marketing efforts.

Seasonally

     Cinema Saver. The major film distributors generally release those films which are anticipated to be the most successful during the summer and holiday periods. As a results, first-run revenues are generally higher during these periods. Cinema Saver's revenues, however, are somewhat more level due to its mixture of first-run and discount admission operations. The first-run revenue streams follow national trends relating to this release schedule, while discount admission revenue flows generally lag behind first-run revenues streams by 30 to 120 days.

     Pitchers! The sports restaurant business typically is stronger in the first and fourth quarters of the calendar year. While this is also true for Pitchers!, it is offset somewhat through its significant sponsorship of softball teams at all locations, which attracts customers during the second and third calendar quarters. As of June 1, 1998, Pitchers! was sponsoring approximately 115 teams.

Competition

     Cinema Saver. Cinema Saver competes against both local and national exhibitors, many of which have substantially greater financial resources than the Company. The amount of competition varies depending upon the geographic areas in which Cinema Saver's theatres are located. Competition can be intense with respect to licensing motion pictures, attracting patrons, and finding new theatre sites. Management of the Company believes that the principal competitive factors with respect to film licensing include theatre location, seating capacity, and the quality of the facilities versus those of other exhibitors. The competition for patrons is dependent upon factors such as the availability of popular motion pictures, the location and number of theatres and screens in a given market, the comfort and quality of the theatres, and pricing.

     The theatrical exhibition industry also faces competition from other distribution channels for filmed entertainment, such as cable television, pay-per-view, and home video systems, as well as from all other forms of entertainment.

     Pitchers! The restaurant industry is intensely competitive. Pitchers! competes with other casual dining restaurants and bars primarily on the basis of service, atmosphere, location, quality of food, and perception of value. The restaurant industry is affected by changes in consumer tastes, economic conditions, weather conditions, demographic trends, traffic patterns, and the type, number, and location of competing restaurants and bars. Management of the Company believes that Pitchers! ability to compete effectively will continue to depend upon its ability to offer good food, service, and entertainment value.

Licensing and Regulation

     Both Cinema Saver and Pitchers! are subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire, and other departments relating to the development and operation of movie theatres and restaurants, respectively. These regulations include matters relating to environmental, building and zoning requirements; the preparation and sale of food; designation of non-smoking areas; the operation of amusement devices, such as billiard tables and pinball machines; and accessibility of the premises to disabled customers. Various federal and state labor laws govern the relationships between these companies and their employees, including minimum wage requirements, overtime, working conditions, and immigration requirements. Significant additional government-imposed increases in minimum wages, paid leaves of absences and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities could have an adverse effect on the Company's results of operations. Delays or failures in obtaining the required construction and operating licenses, permits, or approvals could delay or prevent the opening of new theatres and restaurants. Management believes that Cinema Saver and Pitchers! are operating in substantial compliance with applicable laws and regulations governing their respective operations.

     Cinema Saver. The distribution of motion pictures is in large part regulated by federal and state antitrust laws and historically has been the subject of numerous antitrust cases. As a result of these cases, distributors of motion pictures are required to offer and license them to exhibitors, including Cinema Saver, on a film-by-film and theatre-by-theatre basis. Consequently, Cinema Saver cannot assure itself of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for its licenses on a film-by-film and theatre-by-theatre basis.

     Pitchers! Each of Pitchers! restaurants is subject to licensing and regulation by a number of governmental authorities. Pitchers! operates its restaurants in compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of the Treasury, as well as the licensing requirements of Colorado. Alcoholic beverage control regulations require each of the Company's restaurants to apply to the Colorado Department of Revenue Liquor Enforcement Division and, in most locations, municipal authorities for a license and permit to sell alcoholic beverages on premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations are related to numerous aspects of the daily operations of Pitchers! restaurants, including minimum age of patrons and employees hours of operation, advertising, wholesale purchasing, inventory control, and the handling, storage, and dispensing of alcoholic beverages. Management of Pitcher! believes it has all material regulatory permits and licenses necessary to operate its restaurants. Failure on the part of Pitchers! to comply with federal, state, or local regulations could cause Pitchers! licenses to be revoked and force it to cease the sale of alcohol beverages at its restaurants. In addition, changes in legislation, regulations, or administrative interpretation of liquor laws after the opening of restaurants in a jurisdiction may prevent or hinder Pitchers! expansion or operations in that jurisdiction. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect Pitchers! ability to obtain such a license elsewhere.

Pitchers! is subject to "dram-shop" laws in Colorado and will be subject to such statutes in certain other states for future sites. These laws generally provide a person injured by an intoxicated person the right to recover damages from an establishment which wrongfully served alcoholic beverages to such person. Pitchers! carries liquor liability coverage as part of its existing comprehensive general liability insurance which it believes is consistent with coverage carried by other entities in the restaurant industry. However, a judgment against Pitchers! under a dram-shop statute in excess of its liability coverage could have a material adverse effect on the Company.

Employees

     As of May 20, 1998, Cinema Saver had 72 employees, 7 of whom were full-time, and Pitchers! had 162 employees, 35 of whom were full-time. None of the employees of Cinema Saver or Pitchers! is covered by any collective bargaining agreements.

Properties

     Cinema Saver. Cinema Saver owns its locations in Evergreen and Fort Collins. Parker Cinema IV is leased from a non-affiliated third party pursuant to a lease which expires September 1, 1998, and requires monthly rental payments of $7,500. Cinema Saver plans to continue to lease this facility on a month-to-month basis after the termination of this lease. Basemar Cinema Saver is leased from a non-affiliated third party pursuant to a lease which expires December 1, 2001, and requires monthly rental payments of $3,156 plus 10% of monthly gross sales in excess of $40,000. The lease may be renewed for two additional five-year terms.

Pitchers!  Pitchers! leases all of its locations as follows:

Location                             Lease Expiration date  Monthly Rent Payment
--------                             ---------------------  --------------------
1670 South Chambers Road, Aurora        April 30, 2002             $ 4,373

1100 West Drake Road, Fort Collins      March 28, 2006             $ 6,563

146 Van Gordon, Lakewood               November 30, 2010           $12,197

2852 West Bowles Avenue, Littleton      April 30, 2001             $ 8,811

     All of the lessors are non-affiliated third parties, except for the lessor of the Littleton location. See "Certain Relationships and Related Transactions."

     In addition, Pitchers! owns a location at 10175 East Hampden Avenue in Denver, which it no longer operates. Pitchers! has leased this location through March 2002 to a non-affiliated third party for $10,342 per month. It is being operated as a restaurant/nightclub.

Legal Proceedings

     The Company, through its operating subsidiaries, Cinema Saver and Pitchers!, are involved in various legal proceedings which are normal to its business, including premises liability and workers' compensation claims. The Company believes that none of this litigation is likely to have a material adverse effect on its financial condition or operations. The Company faces the risk of exposure to premises liability claims if customers are injured while in the Company's theatres or restaurants. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that it will avoid significant premises liability exposure. Based on historical experience, Cinema Saver and Pitchers! have liability coverage which the Company believes is adequate.

     Cinema Saver, together with Cinamerica Theatres, L.P. and United Artist Theatre Circuit, Inc. (collectively the "Theatres"), has sued the City of Boulder, Colorado, challenging the constitutionality of the City's admissions tax. The case was filed initially in the District Court for the County of Boulder, Colorado, on March 17, 1997. On January 21, 1998, the court granted the City of Boulder's motion for summary judgment and affirmed the City's administrative determination to deny the Theatres' claims for refund of the Boulder Admissions Tax. The Theatres appealed this ruling to the Colorado Court of Appeals on February 20, 1998. If the Theatres were to prevail, Cinema Saver would receive a refund of approximately $100,000 in taxes.

                                  MANAGEMENT

The officers and directors of the Company are as follows:

Name                      Age       Position
----                      ---       --------

R. Haydn Silleck          53        President, Treasurer and Director of Company
                                    President, Treasurer and Director of Cinema
                                    Saver

Herbert I. Lee            57        Secretary and Director of Company President
                                    and Director of Pitchers! Director of Cinema
                                    Saver

Clifford E. Godfrey       49        Vice President and Director of Company
                                    Vice President, Secretary and Director of
                                    Cinema Saver

Lorry D. Hanson           39        Vice President and Director of Company
                                    Vice President and Director of Pitchers!

Stanley H. Marks          54        Director of Company
                                    Director of Cinema Saver

Lyle A. Chapman, Jr.      49        Director of Company
                                    Director of Cinema Saver

     The directors of the Company are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

     R. Haydn Silleck has been the President, Treasurer, and a director of the Company since its inception, and the Treasurer and a director of Cinema Saver since the inception of that company in August 1991. He has been the President of Cinema Saver since February 1993, and is responsible for the general management, finance, and accounting of that company. Mr. Silleck was the president, treasurer, and a director of Starlight Acquisitions, Inc., Denver, Colorado, from January 1989 to May 1996. Starlight Acquisitions, Inc., a public company, acquired Toucan Mining Limited in May 1996. From July 1988 to April 1989, he served as the president, treasurer, and a director of Starwood Ventures, Inc., Denver, Colorado, a publicly-traded company which acquired Cine-Source, Inc. in April 1989. Mr. Silleck has also been the president of Starwood Investments, Inc., a private company involved in various investment activities, since January 1984. From March 1976 to December 1983, he co-founded and was employed by Gold C Enterprises, Inc., Denver, Colorado, a national publisher of coupon books, as chairman and treasurer. Mr. Silleck was a commercial and personal banking officer at the United Bank of Denver (now Norwest Bank), Denver, Colorado, from September 1971 to September 1975. He received a master's degree in business administration from Harvard University in 1971, and a bachelor's degree in Latin American Studies from Yale University in 1966.

     Herbert I. Lee has been the Secretary and a director of the Company since its inception, the President and a director of Pitchers! since that company's inception in 1989, and a director of Cinema Saver since its inception in 1991. He is responsible for the general management of Pitchers! From 1986 to 1989, he was the owner of Diversions Inc. (Softball America), Aurora, Colorado, a company engaged in recreational softball. He was also the executive director for Eastern Canada of Entertainment Publications Inc., Broomfield, Michigan, an international company engaged in discount books. From 1974 to 1986, Mr. Lee was president of Gold C Enterprises, Inc., Denver, Colorado, a national publisher of coupon books which he co-founded. He was a vice president of United Bank of Denver (now Norwest Bank) from 1963 to 1974. Mr. Lee received a bachelor's degree from the University of Colorado in 1962.

     Clifford E. Godfrey has been a director of the Company since its inception, the Vice President of Company since May 1998, and the Vice President and a director of Cinema Saver since that company's inception in 1991. He has also been the secretary of Cinema Saver since May 1997. He is responsible for the film buying for Cinema Saver, as well as the day-to-day operations. He was the vice president and secretary of Summit Theatre Corporation from February 1991 to December 1994, which operated a drive-in movie theatre in Aurora, Colorado. From January 1981 to September 1989, Mr. Godfrey was in the film buying department of Commonwealth Theatres, serving the last five years as the regional film buyer responsible for film licensing agreements for approximately 150 of that company's theatre screens. From October 1989 to January 1991, he performed the same duties when these theatres were purchased by United Artists Theatres, Englewood, Colorado. He has worked in the movie theatre business since 1965 in various capacities in California, Colorado, Kansas, Missouri, Oklahoma, Texas, and Wyoming.

     Lorry D. Hanson has been the Vice President and a director of the Company since May 1998, and the Vice President and director of Pitchers! since that company's inception in 1989. He has been responsible for the construction of all Pitchers! locations and restaurant management since 1989. Prior to being employed by Pitchers!, Mr. Hanson was the general manager of Softball America. From 1977 to 1987, he worked with Hanson Companies, contractors and homebuilders in the Denver area.

     Stanley H. Marks has been a director of the Company since May 1998 and a director of Cinema Saver since the inception of that company in 1991. He has been engaged in the private practice of law in Denver, Colorado, since 1972, focusing his practice in criminal law, with emphasis in securities and white collar criminal defense. Mr. Marks was certified as an arbitrator for the National Association of Securities Dealers in 1996. He has been licensed to practice in the State of Colorado since 1971. Mr. Marks received his law degree from the Cincinnati College of Law in 1970 and bachelor's degrees from Wright State University and Miami University of Ohio in 1967.

     Lyle A. Chapman, Jr. has been a director of the Company since May 1998 and a director of Cinema Saver since May 1994. Since 1990, he has been engaged in private investments. He was the general manager and owner of Durant Foundry and Machine Co., Inc., Durant, Iowa, a company which is engaged in the manufacture of aluminum sand castings, from 1970 to 1990. Mr. Chapman received a bachelor's degree in economics from Iowa State University in 1970.

Executive Compensation

     Since the Company is recently formed, no compensation was paid to any executive officers of the Company during the last fiscal year.

Compensation of Directors

     There are no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director, except for the award of stock options pursuant to the Company's 1998 Stock Option Plan. No options have been awarded as of the date of this Prospectus. See "Management - Stock Option Plan."

Stock Option Plan

     On May 20, 1998, the shareholders of the Company adopted the 1998 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors of the Company. An aggregate of 223,000 shares of Common Stock initially have been reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of Common Stock of the Company outstanding at the end of the Company's last completed fiscal year, or 223,000 shares, whichever is greater. The Plan is administered by the Compensation Committee of the Board of Directors.

     The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase $10,000 of shares of Common Stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the Common Stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

     Each option granted under the Plan will be evidenced by a written option agreement between the Company and the optionee. Incentive stock options may be granted only to employees (as defined by the Internal Revenue Code). The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the Plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the Plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the Common Stock will be for no more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.

     An option may not be exercised unless the optionee then is an employee, officer, or director of the Company or a subsidiary of the Company, and unless the optionee has remained continuously as an employee, officer, or director of the Company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of the Company or subsidiary of the Company other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director of the Company. All options which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

     As of the date of this Prospectus, no options have been granted under this Plan.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of the date of this Prospectus, with respect to the beneficial ownership of shares of Common Stock of the Company, its only class of voting securities outstanding, by each person known by the Company to be the beneficial owner of more than five percent thereof, by its directors, and by its officers and directors as a group:

                                                   Percent of Class (1)
                                                   --------------------
Name and address of            Number of shares     Before      After
Beneficial Owner              Beneficially Owned   Offering    Offering
                              ------------------   --------    --------
Herbert I. Lee                     267,650          21.68%      11.98%
2852 W. Bowles Avenue
Littleton, Colorado  80120

R. Haydn Silleck (2)               164,858(3)       12.86%       7.23%
10831 S. Crossroads Drive
Parker, Colorado 80134

Clifford E. Godfrey (4)            148,212(3)       11.56%       6.50%
10831 S. Crossroads Drive
Parker, Colorado 80134

Stanley H. Marks (5)               114,260           9.26%       5.11%
1775 Sherman Street
Denver, Colorado  80203

Lyle A Chapman, Jr. (6)            113,750(7)       9.19%       5.08%
4301 S. Downing Street
Englewood, Colorado  80010

Carol A VanGytenbeek               110,484           8.95%       4.95%
2852 W. Bowles Avenue
Littleton, Colorado  80120

Lorry D. Hanson                    104,636           8.48%       4.68%
2852 W. Bowles Avenue
Littleton, Colorado  80120

Jean A. Sertich                     85,912           6.72%       3.85%
15001 E. Alameda Avenue
Aurora, Colorado 80012

Officer and directors              913,366(9)       68.56%      39.16%
as a group (6 persons) (8)

--------------
(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from the date of this Prospectus, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 1,234,355 shares outstanding before the offering and 2,234,355 shares outstanding after the offering.
(2) Includes 31,653 shares held of record by his wife, 14,578 shares held of record by Starwood Investments Profit Sharing Plan, and 43,988 shares held of record by his two children.
(3) Includes 47,479 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."
(4) Includes 12,364 shares held of record by his wife and 4,946 shares held of record by his child.
(5) Includes 101,387 shares held of record by his wife, 10,895 shares held of record by his law firm's profit sharing plan, and 1,978 shares held of record by his two children.
(6) Includes 63,057 shares held of record by his three children.
(7) Includes 2,967 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."
(8) See notes (2), (3), (4), (5), (6), and (7) above.
(9) Includes 94,958 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cinema Saver

     On November 11, 1996, Cinema Saver acquired the one-half interest in Evergreen Cinemas, Ltd. which it did not own from Lyle A. Chapman, Jr., a director of Cinema Saver, and his family. Evergreen Cinemas, Ltd. was originally formed to develop the Bergen Park theatre with Cinema Saver and the Chapman being equal owners. The Chapmans were paid for their equity capital account and their share of net earnings in the limited partnership, and were repaid loans that had been made in the partnership. The partnership was subsequently merged into Cinema Saver.

     On November 12, 1996, Cinema Saver refinanced its then existing debt with a loan from Quad City Bank and Trust Company in the amount of $3,255,000. The promissory note, which requires monthly payments of $33,529.81 and accrues interest at the rate of 9.25% per annum, was personally guaranteed by R. Haydn Silleck, Clifford E. Godfrey, Lyle A. Chapman, Jr., and Joel D. Boldrey, then officers and directors of Cinema Saver. The note is secured by mortgages on the Fort Collins and Bergen Park locations and an assignment of lease on the Boulder location, as well as a security interest in the inventory, accounts, equipment, and general intangibles of Cinema Saver. At March 31, 1998, the balance of the note was $3,113,257. See "Business."

     On May 15, 1997, Cinema Saver purchased 467,090 shares of Cinema Saver common stock and warrants to purchase shares of Cinema Saver common stock from Joel D. Boldrey, a former officer and director of Cinema Saver, for $217,542. Cinema Saver paid $20,000 in cash and delivered a promissory note for $197,542. Mr. Boldrey was also released as a guarantor on the loan by Quad City Bank described above. The promissory note, which is due May 15, 2007, requires payments of $2,250 per month and accrues interest at the rate of six percent per annum. At March 31, 1998, the balance of the note was $184,115. Cinema Saver reissued the warrants to R. Haydn Silleck, Clifford E. Godfrey, and Lyle A. Chapman, Jr. for their increased exposure on their personal guarantees of bank loans made to Cinema Saver. The warrants, as reissued to Messrs. Silleck, Godfrey, and Chapman, permitted each of them to purchase up to 32,500, 32,500, and 15,000 shares, respectively, at $0.134 per share. The warrants, which were originally granted as consideration for personal guarantees of bank loans made to Cinema Saver, expire one year after the guarantors are released from all liability arising from such guarantees. In consideration for increased responsibilities placed on Messrs. Silleck and Godfrey due to the departure of Mr. Boldrey, Messrs. Silleck and Godfrey were each granted an option to purchase up to 155,000 shares at $.417 per share. The options expires May 15, 2007. Messrs. Silleck and Godfrey subsequently transferred part of the options to two employees of Cinema Saver.

     As a result of the Share Exchange, the options and warrants to purchase shares of Cinema Saver common stock were converted to options to purchase shares of the Company's Common Stock. The outstanding options are as follows:

                    Number of Shares  Exercise Price
Option Holder          Purchasable      per share      Expiration Date
-------------          -----------      ---------      ---------------
R. Haydn Silleck         29,674          $2.108        05/15/2007

R. Hayden Silleck        17,805          $0.677        one year after release of
                                                       liability for guarantee
                                                       of bank loans

Clifford E. Godfrey      29,674          $2.108        05/15/2007

Clifford E. Godfrey      17,805          $0.677        one year after release of
                                                       liability for guarantee
                                                       of bank loans

Lyle A. Chapman, Jr.      2,967          $0.677        one year after release of
                                                       liability for guarantee
                                                       of bank loans

Employee                    989          $2.108        01/07/2003*

Employee                    989          $2.108        01/07/2003*
-----------

* Reverts back to Messrs. Silleck and Godfrey equally if not exercised before expiration date or if employee leaves Cinema Saver before expiration date.

Pitchers

     On December 14, 1993, Pitchers! borrowed $12,500 each from Herbert I. Lee and Lorry D. Hanson, officers, directors, and shareholders of that company. As of March 31, 1998, $3,964 and $11,964 were owed to Messrs. Lee and Hanson, respectively. Interest is paid at the rate of 7% per annum. The loans are unsecured.

     On May 24, 1994, Pitchers! obtained an SBA loan in the amount of $800,000 from Aurora National Bank (now known as Citywide National Bank). One promissory note, in the original principal amount of $600,000, is due May 24, 2019, accrues interest at the prime rate plus 2.75% per annum, and currently requires payments of $5,957 per month. The second promissory note in the original principal amount of $200,000 is due May 24, 2001, accrues interest at the prime rate plus 2.75% per annum, and currently requires payments of $3,394 per month. Repayment of the loan is guaranteed by Herbert I. Lee, Lorry D. Hanson, Jean A. Sertich, and Carol A. VanGytenbeek, all of whom are officers and directors of Pitchers!. The proceeds of the loans were used to purchase, remodel, and equip the restaurant at 10175 East Hampden Avenue. A deed of trust on this location and a security interest in the furniture, fixtures, equipment, and inventory secure this loan. At March 31, 1998, the unpaid balance of these loans was $683,586.

     On April 25, 1996, Pitchers! entered into a lease for its Littleton location with 1100 Drake, Ltd., a Colorado limited partnership ("1100 Drake"). The general partner of 1100 Drake is Starwood Investments, Inc., a company controlled by R. Haydn Silleck. Over 78% of the limited partnership interests of 1100 Drake are owned by shareholders of the Company, including the following officers and directors of Cinema Saver and/or Pitchers!: Herbert I. Lee, Clifford E. Godfrey, Lorry D. Hanson, Carol A. VanGytenbeek, Jean A. Sertich, and R. Haydn Silleck indirectly through Starwood Investments Profit Sharing Plan. Pitchers! believes that the terms of the lease are more favorable than what could be obtained from a non-affiliated third party. For the year ended December 31, 1997, Pitchers! paid rent of $131,556 to 1100 Drake. A non-affiliated third party has executed an agreement to purchase this property subject to the lease to Pitchers! See "Business - Properties."

     On May 6, 1997, Pitchers! borrowed $171,787 from Aurora National Bank to remodel the Lakewood restaurant. The note is due May 5, 2000, accrues interest at 9.75% per annum, requires monthly payments of $5,533.77, and is guaranteed by Herbert I. Lee, Lorry D. Hanson, Jean A. Sertich, and Carol A. VanGytenbeek. The loan is secured by a third deed of trust on 10175 East Hampden Avenue, Denver, Colorado, together with the inventory, furniture, fixtures, and equipment. At March 31, 1998, the unpaid balance of this loan was $131,961.

     On March 16, 1998, Pitchers! obtained a line of credit in the amount of $35,382 from Aurora National Bank. Interest accrues at the rate of 9.75% per annum and the loan was guaranteed by Herbert I. Lee, Lorry D. Hanson, Jean A. Sertich, and Carol A. VanGytenbeek. The loan is due June 16, 1998.

     Also on March 16, 1998, Pitchers! borrowed $75,782 from Aurora National Bank to provide cash for certain of the costs of this offering. Interest accrues at the rate of 9.75% per annum on this loan, which is due September 16, 1998. Repayment of the loan is guaranteed by Herbert I. Lee, Lorry D. Hanson, Jean A. Sertich, and Carol A. VanGytenbeek.

     None of the proceeds of this offering has been allocated to reduce debt. See "Use of Proceeds."

                           DESCRIPTION OF SECURITIES

Units

     Each Unit consists of one share of Common Stock and one Warrant. The Shares and the Warrants included in the Units may not be separately traded for six months after the date of this Prospectus, unless earlier separated upon three days' written notice from the Representative to the Company.

Common Stock

     The Company is authorized to issue 25,000,000 shares of common stock, no par value (the "Common Stock"). As of the date of this Prospectus, there were 1,234,355 shares of Common Stock issued and outstanding, held by 51 holders.

Voting Rights. All shares of the Company's Common Stock have equal voting rights, with one vote per share, on all matters submitted to the stockholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

Dividends. Subject to the prior rights of the holders of any series of preferred stock which may be issued, holders of Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds of the Company legally available therefor.

Preemptive and Liquidation Rights. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of the Company, holders of the Common Stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and after the liquidation preference of any preferred stock outstanding at the time.

Other. There are no sinking fund provisions applicable to the Common Stock. The Shares offered hereby will be fully paid and non-assessable when issued.

Preferred Stock

     The Articles of Incorporation authorize the Board of Directors to issue, by resolution, 10,000,000 shares of preferred stock, no par value, in classes, having such designations, powers, preferences, rights, and limitations and on such terms and conditions as the Board of Directors may from time to time determine, including the rights, if any, of the holders of such preferred stock with respect to voting, dividends, redemptions, liquidation and conversion. See "Risk Factors - Authorization of Preferred Stock." As of the date of this Prospectus, no classes of preferred stock have been designated and no shares have been issued.

Warrants

     The Warrants will be issued in registered form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Securities Transfer & Trust, Inc. as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent and have been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $9.00 (the "Warrant Exercise Price") at any time after the Shares and Warrants become separately tradable until _______ [5 years from the date of this Prospectus]. The right to exercise the Warrants will terminate at the close of business on ___________. The Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. A Warrant holder will not possess any rights as a stockholder of the Company. The shares of Common Stock, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be fully paid and non-assessable.

     Commencing on ___________, 1999 [twelve months from the date of this Prospectus], the Company may redeem some or all of the Warrants at a call price of $0.01 per Warrant, upon thirty (30) days' prior written notice if the closing price quotation for the Common Stock has equaled or exceeded $_____ for ten (10) consecutive trading days.

     The Warrants may be exercised only if a current prospectus relating to the underlying Common Stock is then in effect and only if the shares are qualified for sale or exempt from registration under the securities laws of the state or states in which the purchaser resides. So long as the Warrants are outstanding, the Company has undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Warrants. However, there can be no assurance that the Company will be in a position to effect such action, and the failure to do so may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms. However, there can be no assurances that the Company will not alter its position in the future with respect to this matter.

Transfer Agent and Registrar

     American Securities Transfer & Trust, Inc., Denver, Colorado, will act as the registrar and transfer agent for the Company's Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     All of the currently outstanding 1,234,355 shares of Common Stock are restricted and will not be eligible for sale under Rule 144 of the Securities Act until June 1999. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of (a) one percent of the then outstanding shares or (b) the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

     The Representative has required in the underwriting agreement that sales of the outstanding shares may not commence until 12 months from the date of this Prospectus, without the prior written consent of the Representative.

     There are also outstanding as of the date of this Prospectus, options to purchase 99,903 shares of Common Stock, all of which are currently exercisable at prices which are substantially less than the public offering price. Upon exercise of these options, the holders would be issued restricted shares of Common Stock that could be sold in Rule 144 sales one year from the date of exercise. See "Certain Relationships and Related Transactions."

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, since this will depend on the trading volume, the market price for the Common Stock, and other factors. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales could occur, could have a material adverse effect on prevailing market prices.

                                 UNDERWRITING

     Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company has agreed to sell to the Underwriters named below, and each of the Underwriters, for whom Tejas Securities Group, Inc. (the "Representative") is acting as Representative, has severally agreed to purchase the number of Units set forth opposite its name in the following table:

                Underwriters                   Number of Units
                ------------                   ---------------

                Tejas Securities Group
                    Total                         1,000,000
                                                  =========

     The Representative has advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per Unit set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $_____ per Unit, of which $______ may be reallowed to other dealers. After the initial public offering, the public offering price, concession, and reallowance to dealers may be reduced by the Representative.

     The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 150,000 additional Units to cover over-allotments, if any, at the same price per Unit as the Company will receive for the 1,000,000 Units that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 1,000,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 1,000,000 Units are being sold.

     The Underwriting Agreement contains covenants of indemnity by the Company to the Underwriters against certain civil liabilities, including liabilities under the Securities Act.

     All of the existing shareholders of the Company have agreed with the Representative that, until one year after the date of this Prospectus, subject to certain limited exceptions, they will not offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock, any options to purchase shares of Common Stock, or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, owned directly by such holders or with respect to which they have the power of disposition, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, without the prior written consent of the Representative. Substantially all of such shares will be eligible for immediate public sale following the expiration of the lock-up period, subject to the provisions of Rule 144. In addition, the Company has agreed that until one year after the date of this Prospectus, the Company will not, without the prior written consent of the Representative, subject to certain limited exceptions, issue, sell, contract to sell, or otherwise dispose of, any shares of Common Stock, any options to purchase any shares of Common Stock, or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, other than the Company's sales of shares in this offering, the issuance of Common Stock upon the exercise of outstanding options or warrants, or the issuance of options under its employee stock option plan. See "Shares Eligible for Future Sale."

     Certain persons participating in this offering may over-allot or effect transactions which stabilize, maintain, or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions, or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with this offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from a syndicate member in connection with this offering when shares of Common Stock sold by the syndicate member are purchased in syndicate covering transactions. Such stabilizing, if commenced, may be discontinued at any time.

     The Representative has informed the Company that it does not expect sales to accounts over which the Underwriters exercise discretionary authority.

     The Company has agreed to pay the Representative a non-accountable expense allowance of 2.0% of the gross amount of the Units sold at the closing of the offering. The Underwriters' expenses in excess thereof will be paid by the Representative. To the extent that the expenses of the underwriting are less than that amount, such excess shall be deemed to be additional compensation to the Underwriters.

     The Company has agreed that for a period of five years from the closing of the sale of the Units offered hereby, it will nominate for election as a director a person designated by the Representative, and during such time as the Representative has not exercise such right, the Representative shall have the right to designate an observer, who shall be entitled to attend all meetings of the board and receive all correspondence and communications sent by the Company to the members of the Board. The Representative has not yet identified to the Company the person who is to be nominated for election as a director or designated as an observer.

     The Underwriting Agreement provides for indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Representative's Warrants provide for indemnification between the Company and the holders of the Representative's Warrants and underlying securities against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

Representative's Warrants

     Upon the closing of this offering, the Company has agreed to sell to the Representative for nominal consideration, the Representative's Warrants. The Representative's Warrants are exercisable at 120% of the public offering price for a four-year period commencing one year from the effective date of this offering. The Representative's Warrants may not be sold, transferred, assigned, or hypothecated for a period of one year from the date of this offering except to the officers or the Underwriters and their successors and dealers participating in the offering and/or their partners or officers. The Representative's Warrants contain antidilution provisions providing for appropriate adjustment of the number of shares subject to the Warrants under certain circumstances. The holders of the Representative's Warrants have no voting, dividend, or other rights as shareholders of the Company with respect to shares underlying the Representative's Warrants until the Representative's Warrants have been exercised. The holders of the Representative's Warrants have certain demand and piggyback registration rights with respect to the underlying shares of Common Stock.

Determination of Offering Price

     The initial public offering price was determined by negotiations between the Company and the Representative. The factors considered in determining the public offering price include the combined revenue growth of the Company's subsidiaries since their organization, the industry in which the Company operates, the Company's business potential and earning prospects, and the general condition of the securities markets at the time of the offering. Prices for the shares of Common Stock after this offering will be determined in the market and may be influenced by many factors including the depth and liquidity of the market for the Common Stock, investor perception of the Company, and the entertainment industry as a whole.

     Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance that an active market will develop.

American Stock Exchange

     The Company has applied to list the Common Stock on the American Stock Exchange under the trading symbol "SLN".

                                 LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for the Company by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado. Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for the Underwriters by Wolin, Ridley & Miller LLP, Dallas, Texas.

                                    EXPERTS

     The financial statements of Cinema Saver and Pitchers! as of and for the period ending December 31, 1997, included in this Prospectus have been audited by Comiskey & Company, P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting, in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

HISTORICAL FINANCIAL STATEMENTS
Balance Sheet--Cinema Saver Theatre Corporation--March 31, 1998
 (unaudited).........................................................        F-1
Balance Sheet--Cinema Saver Theatre Corporation--March 31, 1997
 (unaudited).........................................................        F-2
Income Statement--Cinema Saver Theatre Corporation--For the three
 months ended March 31, 1998 and 1997 (unaudited)....................        F-3
Statement of Cash Flows--Cinema Saver Theatre Corporation--For the
 three months ended March 31, 1998 and 1997 (unaudited)..............        F-4
Notes to Financial Statements--Cinema Saver Theatre Corporation--For
 the three months ended March 31, 1998 and 1997 (unaudited)..........        F-5
Report of Independent Certified Public Accountants--Cinema Saver
 Theatre Corporation.................................................        F-6
Balance Sheet--Cinema Saver Theatre Corporation--December 31, 1997...        F-7
Statements of Operations--Cinema Saver Theatre Corporation--For the
 years ended December 31, 1997 and 1996..............................        F-8
Statements of Changes in Stockholders' Equity--Cinema Saver Theatre
 Corporation--for the years ended December 31, 1997 and 1996.........        F-9
Statements of Cash Flows--Cinema Saver Theatre Corporation--For the
 years ended December 31, 1997 and 1996..............................       F-10
Notes to Financial Statements--Cinema Saver Theatre Corporation--
 December 31, 1997 and 1996..........................................  F-11-F-15
Balance Sheet--Pitchers!, Inc.--March 31, 1998 (unaudited)...........       F-16
Balance Sheet--Pitchers!, Inc.--March 31, 1997 (unaudited)...........       F-17
Income Statement--Pitchers!, Inc.--For the three months ended March
 31, 1998 and 1997 (unaudited).......................................       F-18
Statement of Cash Flows--Pitchers!, Inc.--For the three months ended
 March 31, 1998 and 1997 (unaudited).................................       F-19
Notes to Financial Statements--Pitchers!, Inc.--For the three months
 ended March 31, 1998 and 1997 (unaudited)...........................       F-20
Report of Independent Certified Public Accountants--Pitchers!, Inc...       F-21
Balance Sheet--Pitchers!, Inc.--December 31, 1997....................       F-22
Statements of Operations--Pitchers!, Inc.--For the years ended
 December 31, 1997 and 1996..........................................       F-23
Statements of Changes in Stockholders' Equity--Pitchers!, Inc.--for
 the years ended December 31, 1997 and 1996..........................       F-24
Statements of Cash Flows--Pitchers!, Inc.--For the years ended
 December 31, 1997 and 1996..........................................       F-25
Notes to Financial Statements--Pitchers!, Inc.--December 31, 1997 and
 1996................................................................  F-26-F-31
PROFORMA COMBINED FINANCIAL STATEMENTS--STARLIGHT ENTERTAINMENT INC.
Introduction to Proforma Combined Financial Statements...............       F-32
Proforma Combined Balance Sheet--March 31, 1998......................       F-33
Proforma Combined Statements of Operations--Three Months Ended March
 31, 1998............................................................       F-34
Proforma Combined Statements of Operations--Three Months Ended March
 31, 1997............................................................       F-35
Proforma Combined Balance Sheet--December 31, 1997...................       F-36
Proforma Combined Statements of Operations--Year Ended December 31,
 1997................................................................       F-37
Proforma Combined Statements of Operations--Year Ended December 31,
 1996................................................................       F-38
Notes to Proforma Combined Financial Statements......................       F-39

                       Cinema Saver Theatre Corporation
                                 Balance Sheet
                                March 31, 1998
                                  (Unaudited)

                                    ASSETS

Current Assets:
  Cash                                                          $       315,135
  Accounts receivable                                                     2,723
  Inventory                                                              16,871
  Note receivable                                                        11,725
  Prepaid expenses                                                       10,564
                                                                ----------------
Total current assets                                                    357,018
                                                                ----------------

Property and equipment                                                4,635,309
  Less accumulated depreciation                                        (648,611)
                                                                ----------------
                                                                      3,986,698
                                                                ----------------

Other assets:
  Deposits                                                               16,438
  Loan fees                                                               4,536
                                                                ----------------
                                                                         20,974
                                                                ----------------

Total assets                                                    $     4,364,690
                                                                ================

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $        80,866
  Accrued expenses                                                      116,939
  Income taxes payable                                                   10,009
  Notes payable, current portion                                        142,784
                                                                ----------------
Total current liabilities                                               350,598
                                                                ----------------

Long-term liabilities:
  Notes payable                                                       2,970,473
  Shareholder notes                                                     184,115
  Deferred income taxes                                                 146,000
                                                                ----------------
                                                                      3,300,588
                                                                ----------------

Stockholders' equity:
  Common Stock, $0.001 par value, 25,000,000 shares
    authorized, 3,289,081 shares issued and outstanding                   3,290
  Additional paid in capital                                            223,472
  Retained earnings                                                     486,742
                                                                ----------------
                                                                        713,504
                                                                ----------------

Total liabilities and stockholders' equity                      $     4,364,690
                                                                ================

                            See accompanying notes

                       Cinema Saver Theatre Corporation
                                 Balance Sheet
                                March 31, 1997
                                  (Unaudited)

                                    ASSETS

Current Assets:
  Cash                                                          $       141,145
  Accounts Receivable                                                     6,690
  Inventory                                                              13,043
  Prepaid Expenses                                                       13,985
                                                                ----------------
Total Current Assets                                                    174,863
                                                                ----------------
Property & Equipment:
  Land                                                                  637,500
  Buildings                                                           2,776,695
  Leasehold Improvements                                                 94,533
  Building Improvements                                                 409,076
  Theatre Equipment                                                     630,720
  Office Equipment                                                       26,283
                                                                ----------------
                                                                      4,574,807
  Less Accumulated Depreciation                                        (499,739)
                                                                ----------------
                                                                      4,075,068
                                                                ----------------
Other Assets:
  Deposits                                                               10,292
  Loan Fees                                                               3,170
                                                                ----------------
                                                                         13,462
                                                                ----------------
Total Assets                                                    $     4,263,393
                                                                ================

                      LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                              $        90,619
  Accrued Expenses                                                      105,390
  Income Taxes Payable                                                    9,060
  Notes Payable, Current Portion                                         75,698
                                                                ----------------
Total Current Liabilities                                               280,767
                                                                ----------------
Long-Term Liabilities:
  Notes Payable                                                       3,146,313
  Shareholder Notes                                                      85,000
  Deferred Income Taxes                                                  97,000
                                                                ----------------
                                                                      3,328,313
                                                                ----------------

Stockholders' Equity:
  Common Stock, $0.001 par value,
    25,000,000 shares authorized, 3,289,081
    shares issued and outstanding                                         3,290
  Additional Paid In Capital                                            428,619
  Retained Earnings                                                     222,404
                                                                ----------------
                                                                        654,313
                                                                ----------------

Total Liabilities & Stockholders' Equity                        $     4,263,393
                                                                ================

                 Cinema Saver Theatre Corporation
                         Income Statement
        For The Three Months Ended March 31, 1998 and 1997
                           (Unaudited)

                                                                        1998                    1997
                                                                    -----------             -----------
Net revenues                                                        $   627,089             $   615,890

  Operating expenses                                                    205,433                 214,492
  General and administrative                                            291,685                 305,251
                                                                    -----------             -----------
                                                                        497,118                 519,743
                                                                    -----------             -----------

Income from operations                                                  129,971                  96,147
                                                                    -----------             -----------
Other income (expense):
  Interest income                                                         8,160                   1,263
  Other income                                                            2,100                   1,036
  Interest expense                                                      (61,441)                (61,309)
                                                                    -----------             -----------
                                                                        (51,181)                (59,010)
                                                                    -----------             -----------

Income before income tax                                                 78,790                  37,137

Income tax expense                                                       20,095                   6,985
                                                                    -----------             -----------

Net income                                                          $    58,695             $    30,152
                                                                    ===========             ===========
Per share information
   Basic net income per share                                       $       .02             $       .01
                                                                    ===========             ===========
   Weighted average number of shares outstanding - basic              3,289,081               3,638,567
                                                                    ===========             ===========

   Diluted net income per share                                     $       .02             $       .01
                                                                    ===========             ===========
   Weighted average number of shares outstanding - diluted            3,444,481               3,793,967
                                                                    ===========             ===========

                            See accompanying notes

                        Cinema Saver Theatre Corporation
                            Statements of Cash Flows
               For the three months ended March 31, 1998 and 1997
                                  (Unaudited)


                                                        1998         1997
                                                     -----------  -----------
Cash flows from operating activities:
Net income                                           $  58,695    $  30,152
Adjustments to reconcile net income
 to net cash provided by operating activities:
    Depreciation and amortization                       52,469       45,752
 Net changes in assets and liabilities:
     (Increase) in accounts receivable                  (2,723)      (6,690)
     (Increase) in prepaid expenses                    (10,564)     (13,985)
     Decrease in deferred tax asset                      5,000           --
     Decrease in other assets                            3,249       16,134
     (Decrease) in accounts payable                    (39,758)     (10,137)
     Increase (decrease) in accrued expenses             3,897       (7,816)
     (Decrease) in accrued interest                    (11,945)     (14,149)
     (Decrease) in income taxes payable                (36,889)      (6,753)
     (Decrease) in deferred income taxes                (5,000)          --
                                                     ---------    ---------
      Total adjustments                                (42,264)       2,356
                                                     ---------    ---------
      Net cash provided by operating activities         16,431       32,508
                                                     ---------    ---------

Cash flows from investing activities:
  Purchase of buildings                               (357,651)          --
  Purchase of leasehold and building improvements      (24,176)        (401)
  Purchase of theatre equipment                       (168,328)          --
  Purchase of office equipment                          (1,839)          --
  Deposits                                             (16,438)     (10,292)
  Loan fees                                             15,374       (3,170)
                                                     ---------    ---------
     Net cash used in investing activities            (553,058)     (13,863)
                                                     ---------    ---------

Cash flows from financing activities:
  Payment of long term debt                            (29,112)     (26,681)
  Payment of shareholder notes                         (12,639)     (15,000)
                                                     ---------    ---------
     Net cash used in financing activities             (41,751)     (41,681)
                                                     ---------    ---------

Net decrease in cash                                  (578,378)     (23,036)

Beginning - cash                                       893,513      164,181
                                                     ---------    ---------

Ending - cash                                        $ 315,135    $ 141,145
                                                     =========    =========

                            See accompanying notes

                       Cinema Saver Theatre Corporation
                         Notes to Financial Statements
              For The Three Months Ended March 31, 1998 and 1997
                                  (Unaudited)


1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 1997 and for the two years then ended, including notes thereto included elsewhere in this registration statement.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
and Stockholders of Cinema
Saver Theatre Corporation
Parker, Colorado


We have audited the accompanying balance sheet of Cinema Saver Theatre Corporation as of December 31, 1997, and the related statements of operations, cash flows, and changes in stockholders' equity for each of the two years ended December 31, 1997. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinema Saver Theatre Corporation at December 31, 1997, and the results of its operations, changes in stockholders' equity and cash flows for each of the two years ended December 31, 1997, in conformity with generally accepted accounting principles.


Denver, Colorado
May 1, 1998

                                                        /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION

                       Cinema Saver Theatre Corporation
                                 BALANCE SHEET
                               December 31, 1997


        ASSETS
CURRENT ASSETS

     Cash and equivalents                                    $   893,513
     Inventory                                                    16,871
     Deferred tax asset                                            5,000
     Other assets                                                  3,249
                                                             -----------
        Total Current Assets                                     918,633

PROPERTY AND EQUIPMENT
     Buildings                                                 2,360,288
     Leasehold improvements                                      503,209
     Theater equipment                                           631,036
     Office equipment                                             26,282
     Land                                                        562,500
                                                             -----------
                                                               4,083,315
     Less accumulated depreciation                               596,142
                                                             -----------
                                                               3,487,173
OTHER ASSETS
     Secured note receivable                                      11,725
     Other Assets                                                 19,910
                                                             -----------
                                                                  31,635
                                                             -----------
        TOTAL ASSETS                                         $ 4,437,441
                                                             ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                          $ 120,624
     Accrued expenses and taxes                                  113,042
     Accrued interest                                             11,945
     Income taxes payable                                         46,898
     Current maturities on long term debt                        116,570
     Notes payable to shareholders                                24,846
                                                             -----------
        Total current liabilities                                433,925

LONG-TERM LIABILITIES
     Long term debt, net of current portion                    3,025,799
     Shareholder loans                                           171,908
     Deferred tax liability                                      151,000
                                                             -----------
                                                               3,348,707

STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value, 25,000,000 shares
     authorized, 3,289,081 shares issued and outstanding           3,290
     Additional paid-in capital                                  223,472
     Retained earnings                                           428,047
                                                             -----------
                                                                 654,809
                                                             -----------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 4,437,441
                                                             ===========

   The accompanying notes are an integral part of the financial statements.

                       Cinema Saver Theatre Corporation
                           STATEMENTS OF OPERATIONS
                For the years ended December 31, 1997 and 1996

                                                                            1997                   1996
                                                                         -----------            -----------
Revenues:
        Admissions                                                       $ 1,840,242            $ 1,836,177
        Concessions                                                          823,312                803,593
        Other operating revenues                                              17,991                 17,051
                                                                         -----------            -----------

                     Total revenues                                        2,681,545              2,656,821

Operating expenses:
        Film expense                                                         833,471                829,355
        Advertising                                                           47,590                 37,263
        Cost of concessions                                                  169,049                174,491
        Theatre operating expenses                                           871,604                828,336
        Depreciation and amortization                                        183,718                184,326
        General and administrative expenses                                  156,728                168,321
                                                                         -----------            -----------

                     Total operating expenses                              2,262,160              2,222,092
                                                                         -----------            -----------

                     Income from operations                                  419,385                434,729

Non-operating (income) and expense
        Interest income                                                       (9,381)                (3,860)
        Interest expense                                                     309,597                326,512
        Miscellaneous income                                                  (6,212)               (16,467)
        Other income                                                          (1,068)                (1,061)
        Gain on sale of building                                            (215,594)                  --
                                                                         -----------            -----------

                     Total non-operating income and expense                   77,342                305,124
                                                                         -----------            -----------

                     Income before income tax                                342,043                129,605

                     Income tax expense                                      106,248                 40,813
                                                                         -----------            -----------

                     NET INCOME                                          $   235,795            $    88,792
                                                                         ===========            ===========

                     BASIC EARNINGS PER SHARE                            $      0.07            $      0.02
                                                                         ===========            ===========

                     WEIGHTED AVERAGE NUMBER OF
                                 SHARES OUTSTANDING - BASIC                3,367,183              3,639,562
                                                                         ===========            ===========

                     DILUTED EARNINGS PER SHARE                          $      0.06            $      0.02
                                                                         ===========            ===========

                     WEIGHTED AVERAGE NUMBER OF
                                 SHARES OUTSTANDING - DILUTED              3,851,463              3,835,989
                                                                         ===========            ===========

   The accompanying notes are an integral part of the financial statements.

                        Cinema Saver Theatre Corporation
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 For the years ended December 31, 1997 and 1996

                                              Common Stock
                                        ---------------------------       Additional
                                         Number                             Paid-in           Retained
                                        of Shares          Amount           Capital           Earnings          Total
                                        ---------       -----------       -----------       -----------      -----------
Balance, January 1, 1996                3,622,420       $     3,622       $   410,272       $   103,460      $   517,354

Common stock issued for debt
conversion, January 19, 1996,
$0.80 per share                            10,938                11             8,739               -              8,750

Common stock issued for debt
conversion, February 20, 1996,
$0.80 per share                             7,813                 8             6,242               -              6,250

Common stock issued for cash,
warrant exercise, December 31,
1996, $0.13 per share                      22,500                23             2,992               -              3,015

Net income                                    -                 -                 -              88,792           88,792
                                        ---------       -----------       -----------       -----------      -----------

Balance, December 31, 1996              3,663,671             3,664           428,245           192,252          624,161

Repurchase and retirement of
common stock, May 3, 1997,
$0.47 per share                          (467,090)             (467)         (217,075)              -           (217,542)

Common stock issued for cash,
September 16, 1997, $0.134
per share                                   5,000                 5               665               -                670

Common stock issued for
mortgage note receivable,
warrant exercise, November 12,
1997, $0.134 per share                     87,500                88            11,637               -             11,725

 Net Income                                  --                 -                 -             235,795          235,795
                                        ---------       -----------       -----------       -----------      -----------
                                        3,289,081       $     3,290       $   223,472       $   428,047      $   654,809
                                        =========       ===========       ===========       ===========      ===========

    The accompanying notes are an integral part of the financial statements.

                           Cinema Saver Theatre Corporation
                               STATEMENTS OF CASH FLOWS
                    For the years ended December 31, 1997 and 1996

                                                                              1997                     1996
                                                                          -----------              -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                           $   235,795              $    88,792
     Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and Amortization                                         183,976                  184,326
        Gain on sale of building                                             (215,594)                     -
        Deferred income taxes                                                  49,000                   25,000
        Net changes in operating assets and liabilities:
            Inventories                                                        (3,827)                    (741)
            Other assets                                                       (7,025)                  27,343
            Accounts payable                                                   19,867                  (21,829)
            Accrued expenses and other liabilities                             29,177                   43,102
                                                                          -----------              -----------
                Net cash provided by operating activities                     291,369                  345,993

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of equipment                                                    (61,080)                (100,853)
     Acquisition of property                                                      -                   (405,000)
     Proceeds from sale of building                                           725,483                      -
                                                                          -----------              -----------
                Net cash provided (used) by investing activities              664,403                 (505,853)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from the issuance of stock                                          670                    3,015
     Retirement of stock/equity interest                                     (217,542)                    --
     Issuance of stock for conversion of debt                                    --                     15,000
     Conversion of equity to debt                                             197,542                     --
     Proceeds from installment debt                                              --                  3,285,000
     Repayment of installment debt                                           (207,110)              (3,097,845)
                                                                          -----------              -----------

                Net cash provided (used) by financing activities             (226,440)                 205,170
                                                                          -----------              -----------
NET INCREASE IN CASH                                                          729,332                   45,310

CASH AND EQUIVALENTS, BEGINNING OF YEAR                                       164,181                  118,871
                                                                          -----------              -----------
CASH AND EQUIVALENTS, END OF YEAR                                         $   893,513              $   164,181
                                                                          ===========              ===========

    The accompanying notes are an integral part of the financial statements.

                       Cinema Saver Theatre Corporation
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


1.  Summary of Significant Accounting Policies
    ------------------------------------------
    Nature of Operations
    Cinema Saver Theatre Corporation (the Company) was incorporated under the laws of the State of Colorado on August 23, 1991. The Company started operations in November 1991 when it opened its first movie theater. The Company currently operates four movie theaters in the Colorado front range area.

    Accounting Method
    The Company records revenues and expenses on the accrual method.

    Property and Equipment
    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

                 Office furniture and equipment            5 - 10 years
                 Theater equipment                             10 years
                 Leasehold improvements                         5 years
                 Building                                      40 years

    Inventories
    Inventory of concession supplies is valued at the lower of cost or market, determined on a first-in, first-out basis.

    Income Taxes
    Deferred income taxes are provided on temporary timing differences between financial statement and income tax reporting. These differences are primarily the result of the use of accelerated methods of depreciation for income tax purposes. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.

    Statement of Cash Flows
    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    Earnings per Share
    Earnings per share have been computed using the weighted average number of shares outstanding.

    Fair Value of Financial Instruments
    The carrying amounts of the Company's cash and equivalents, notes receivable, and long-term debt approximate their fair value at December 31, 1997 and 1996.

    Concentration of Risk
    The Company maintains cash in excess of federally insured limits. The amount in excess at December 31, 1997 was $722,507.

    Use of Estimates
    The preparation of financial statements of Cinema Saver theatre Corporation in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

                       Cinema Saver Theatre Corporation
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996



1.  Summary of Significant Accounting Policies (Continued)
    ------------------------------------------------------
    Impact of Newly Issued Accounting Standards
    The Financial Accounting Standards Board has recently released Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income, and Statements of Financial Accounting Standards No. 131 Segment Reporting. SFAS 130 requires companies to present comprehensive income (consisting primarily of net income items plus other direct equity changes and credits) and its components as part of the basic financial statements. SFAS 131 supercedes SFAS 14, and requires disclosure of disaggregated information by operating segment. Both standards are effective for years beginning after December 31, 1997. The Company has not elected early adoption of either standard, and does not anticipate a material impact on operations as a result of future adoption of these standards.

2.  Long-term Debt
    --------------
    Long-term debt consists of the following at December 31:

                                                            1997         1996
                                                         ----------   ----------
    Shareholder Loans
    8.00% promissory notes, unsecured.
    Interest payments payable quarterly,
    Principal due December 31, 1998.                     $        -   $   90,000

    9.25% promissory notes, unsecured.
    Interest payments payable quarterly,
    Principal due January 3, 1998.                           10,000       10,000

    6.00% unsecured note payable. Principal
    and interest payments of $2,250 due
    monthly through May 2007                                186,754            -
                                                         ----------   ----------

       Total shareholder loans                              196,754      100,000
       Less current portion                                  24,846       10,000
                                                         ----------   ----------

       Long-term portion                                 $  171,908   $   90,000
                                                         ==========   ==========

    Bank Loans
    9.25% note payable secured by all real
    property.  Principal and interest payments
    of $33,530 due monthly through October
    2006 with the balance of $1,639,306 due
    November 2006.                                       $3,142,369   $3,248,692

       Less current portion                                 116,570      106,323
                                                         ----------   ----------

       Long-term portion                                 $3,025,799   $3,142,369
                                                         ==========   ==========

                       Cinema Saver Theatre Corporation
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


2.  Long-term Debt (Continued)
    --------------------------
    As of December 31, 1997, annual maturities of long-term debt outstanding for the next five years and through maturity are as follows:

         For the year ended
            December 31,                                       Amount
         ------------------                                  ----------

               1998                                          $  141,416
               1999                                             181,499
               2000                                             194,480
               2001                                             210,203
               2002                                             226,587
            Thereafter                                        2,533,231
                                                             ----------

                                                            $ 3,339,123
                                                            ===========

3.  Commitments and Contingencies
    -----------------------------
    Operating Leases
    The Company leases theater space under operating leases extending through December 2001. Future minimum lease payments under this lease are as follows:

         For the year ended
            December 31,                                       Amount
         ------------------                                  ----------

               1998                                          $   57,115
               1999                                              37,870
               2000                                              37,870
               2001                                              37,870
                                                             ----------
                                                             $  170,725
                                                             ==========

    Rent expense for the two years ended December 31, 1997 and 1996 was $81,161 and $74,486, respectively.

    Sale Leaseback of Building
    Effective December 1997, the Company sold, and agreed to lease back for a period of one year, one of its cinema buildings and the associated land. The transaction has been accounted for as a sale-leaseback and consequently, all profit from the sale, an aggregate of $186,725 has been recognized currently in the financial statements. The Company continues to operate the cinema in this location but retains no continuing involvement in the property other than that associated with the leaseback.

    Film Rental Contracts
    The Company maintains ongoing contracts with certain movie companies, which are subject to negotiation. These contracts define the terms for film rental expenses. Final settlements are held open until such time as sales results are analyzed and contract terms finalized. At December 31, 1997, $14,053 has been accrued for these film rental costs.

                       Cinema Saver Theatre Corporation
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


3.  Commitments and Contingencies (Continued)
    -----------------------------------------
    Construction in Progress
    On October 28, 1997, the Company entered into a fee construction contract for expansion of the Company's Bergen Park Theatre. The Company has committed to approximately $400,000 of construction fees under this contract. At December 31, 1997 approximately $58,500 of the construction had been completed with an estimated $341,500 remaining.

4.  Income Taxes
    ------------
    Components of the provision for income taxes are as follows:

                                                     1997         1996
                                                  ---------     --------
    Current income taxes paid or payable          $  57,248     $ 15,813
    Increase in deferred taxes                       49,000       25,000
                                                  ---------     --------

    Income tax expense                            $ 106,248     $ 40,813
                                                  =========     ========

    Deferred income taxes are provided on temporary timing differences between financial statement and income tax reporting. The components of deferred income tax assets and liabilities are as follows:

                                                     1997          1996
                                                  ---------     --------

    Deferred tax liabilities
       Depreciation and amortization              $ 151,000     $ 131,000
    Deferred tax assets
       Accrued liabilities                           (5,000)      (34,000)
                                                  ---------      --------

    Net deferred tax liability                    $ 146,000     $  97,000
                                                  =========     =========

    A reconciliation between the statutory federal income tax rate and the effective income tax rates based on continuing operations is as follows:

                                                     1997          1996
                                                  ---------     ---------

    Statutory federal income tax rate                 34.0%         34.0%
    State income taxes, net of federal benefit         3.3           3.3
    Graduated tax rates                               (2.1)         (7.3)
    Other differences - net                           (4.1)          1.5
                                                  ---------     ---------

    Effective income tax rates                        31.1%         31.5%
                                                  =========     =========

5.  Stockholders' Equity
    --------------------
    Stock Options
    At December 31, 1997 the Company had 505,000 stock options outstanding. This total is comprised of 195,000 and 310,000 stock options exercisable for one share of common stock at a price of $0.134 per share and $0.417 per share, respectively. The warrants were exercisable upon issuance and are transferable. The $0.134 per share options expire one year after the option holders' personal guarantees associated with the Company's debt are released. The remaining stock options expire May 2007.

    Repurchase of Stock
    Effective May 15, 1997, the Company entered into an agreement to repurchase 467,090 shares of outstanding common stock and remaining rights to acquire additional stock through existing warrants or options from one of its shareholders for $.465 per share. This purchase was funded with an initial payment of $20,000 and the issuance of a note in the amount of $197,542. At December 31, 1997, $186,754 remained outstanding under this note as described in note 2.

                       Cinema Saver Theatre Corporation
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996



6.  Statement of Cash Flows
    -----------------------
    The following provides supplemental information concerning disclosure of cash flow activities:

                                                         1997          1996
                                                       ---------     ---------
        Interest paid                                  $ 313,601     $ 335,663
                                                       =========     =========

        Income taxes paid                              $  26,163     $       -
                                                       =========     =========

        Secured receivable accepted for stock          $  11,725     $       -
                                                       =========     =========
7.  Subsequent Events
    -----------------
    On May 20, 1998, the shareholders of the Company approved an agreement and plan of share exchange (the "Plan") pursuant to which the Company and Pitchers!, Inc. ("Pitchers") would be acquired by Starlight Entertainment, Inc., a corporation which has been formed for this purpose (the "Acquisition"). As a result of the Acquisition, the Company and Pitchers became wholly-owned subsidiaries of Starlight Entertainment, Inc. The Plan provided for the exchange of the outstanding shares of the Company's common stock and shares of Pitchers common stock for restricted shares of Starlight Entertainment, Inc. common stock.

                                Pitchers!, Inc.
                                 Balance Sheet
                                March 31, 1998
                                  (Unaudited)

                                    ASSETS

Current assets:
  Cash                                                          $      43,519
  Accounts receivable                                                  15,477
  Inventory                                                            82,719
  Deferred tax asset                                                   49,609
  Prepaid expenses                                                     43,891
                                                                -------------
Total current assets                                                  235,215
                                                                -------------

Property and equipment                                              1,859,086
  Less accumulated depreciation                                      (539,986)
                                                                -------------
                                                                    1,319,100
                                                                -------------

Other assets:
  Deposits                                                             13,349
  Organization costs                                                   41,928
  Loan fees                                                            14,529
  Goodwill                                                            140,000
  Less accumulated amortization                                       (49,187)
                                                                -------------
                                                                      160,619
                                                                -------------

Total assets                                                    $   1,714,934
                                                                =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $      69,834
  Accrued expenses                                                     61,045
  Income taxes payable                                                  5,314
  Capital leases                                                       53,201
  Notes payable, current portion                                       95,403
                                                                -------------
Total current liabilities                                             284,797
                                                                -------------

Long-term liabilities:
  Notes payable                                                       767,579
  Shareholder notes                                                    15,927
  Deferred rent credit                                                 33,667
  Deferred income taxes                                                12,946
                                                                -------------
                                                                      830,119
                                                                -------------

Stockholders' equity:
  Common stock, no par value, 200,000 shares
   authorized, 39,628 shares issued and outstanding                   319,325
  Retained earnings                                                   280,693
                                                                -------------
                                                                      600,018
                                                                -------------

Total liabilities and stockholders'  equity                     $   1,714,934
                                                                =============

                            See accompanying notes

                                Pitchers!, Inc.
                                 Balance Sheet
                                March 31, 1997
                                  (Unaudited)

                                    ASSETS
     Current Assets:
       Cash                                                  $   140,575
       Accounts Receivable                                        14,296
       Inventory                                                  80,017
       Deferred Tax Asset                                         41,706
       Prepaid Expenses                                           47,011
                                                            -------------
     Total Current Assets                                        323,605
                                                            -------------

     Property & Equipment:
       Land                                                       97,790
       Buildings                                                 506,785
       Leasehold Improvements                                    228,384
       Furniture & Fixtures                                      382,639
       Office Equipment                                            6,141
       Machinery & Equipment                                     139,710
       Vehicles                                                   24,008
                                                            -------------
                                                               1,385,457
       Less Accumulated Depreciation                            (378,860)
                                                            -------------
                                                               1,006,597
                                                            -------------
     Other Assets:
       Deposits                                                   12,750
       Organization Costs                                         33,697
       Loan Fees                                                  12,360
       Goodwill                                                  140,000
       Less Accumulated Amortization                             (34,391)
                                                            -------------
                                                                 164,416
                                                            -------------

     Total Assets                                            $ 1,494,618
                                                            =============
           LIABILITIES & STOCKHOLDERS' EQUITY

     Current Liabilities:
       Accounts Payable                                      $     7,991
       Accrued Expenses                                           72,016
       Income Taxes Payable                                       14,517
       Capital Leases                                             35,981
       Notes Payable, Current Portion                             95,403
                                                            -------------
     Total Current Liabilities                                   225,908
                                                            -------------

     Long-Term Liabilities:
       Notes Payable                                             638,807
       Shareholder Notes                                          25,000
       Deferred Rent Credit                                       37,667
       Deferred Income Taxes                                      22,613
                                                            -------------
                                                                 724,087
                                                            -------------
     Stockholders' Equity:
       Common Stock, no par value,
        200,000 shares authorized, 39,628
         shares issued and outstanding                           319,325
       Retained Earnings                                         225,298
                                                            -------------
                                                                 544,623
                                                            -------------
     Total Liabilities & Stockholders' Equity                $ 1,494,618
                                                            =============

                                Pitchers!, Inc.
                               Income Statement
              For The Three Months Ended March 31, 1998 and 1997
                                  (Unaudited)

                                                     1998             1997
                                                -------------    -------------
Net revenues                                     $ 1,301,894      $ 1,142,995
  Cost of goods sold                                 474,818          419,834
                                                 -----------      -----------
    Gross Profit                                     827,076          723,161
  General and administrative                         793,561          627,017
                                                 -----------      -----------
Income from operations                                33,515           96,144
                                                 -----------      -----------
Other income (expense):
  Other income                                        10,162            1,304
  Interest expense                                   (22,846)         (20,193)
                                                 -----------      ------------
                                                     (12,684)         (18,889)
                                                 -----------      ------------
Income before income tax                              20,831           77,255
Income tax expense                                     5,314           14,517
                                                 -----------      -----------
Net income                                       $    15,517      $    62,738
                                                 ===========      ===========
Per share information
   Basic net income per share                    $       .39      $      1.59
                                                 ===========      ===========
   Weighted average number of shares
     outstanding - basic                              39,628           39,432
                                                 ===========      ===========

                            See accompanying notes

                                Pitchers!, Inc.
                           Statements of Cash Flows
              For the three months ended March 31, 1998 and 1997
                                  (Unaudited)

                                                                                  1998                   1997
                                                                               -----------            -----------
Cash flows from operating activities:
Net income                                                                      $  15,517              $  62,738
Adjustments to reconcile net income
 to net cash provided by operating activities:
    Depreciation and amortization                                                  40,707                 28,095
 Changes in assets and liabilities:
  (Increase) in accounts receivable                                               (15,477)               (14,296)
  Decrease in inventory                                                            21,963                  1,722
  Decrease in prepaid expenses                                                     11,577                 11,520
  Decrease in other current assets                                                 22,479                 19,688
  Increase (decrease) in accounts payable                                          27,443                (28,180)
  (Decrease) in accrued expenses                                                 (154,936)               (95,854)
  (Decrease) in income taxes payable                                              (22,503)               (13,128)
  Increase in deferred rent credit                                                 33,667                 37,667
                                                                                ---------              ---------
      Total adjustments                                                           (75,787)               (80,861)
                                                                                ---------              ---------
      Net cash (used in) provided by operating activities                         (19,563)                 9,972
                                                                                ---------              ---------

Cash flows from investing activities:
  Purchase of buildings and leasehold improvements                                 (4,179)                (3,837)
  Purchase of furniture and fixtures                                               (6,723)                  (925)
  Purchase of equipment                                                              (495)               (11,462)
  Purchase of vehicles                                                               --                     (454)
  Deposits                                                                         (8,251)                 3,404
  Organization costs                                                                 --                   (1,312)
  Loan fees                                                                          (382)                  --
                                                                                ---------              ---------
     Net cash (used in) investing activities                                      (20,030)               (14,586)
                                                                                ---------              ---------

Cash flows from financing activities:
  Proceeds from and (repayment of) long term debt                                  11,945                 (7,944)
  Payment under capital lease obligations                                          (1,850)                (2,466)
  Repayment of shareholder notes                                                   (8,000)                  --
                                                                                ---------              ---------
     Net cash provided by (used in) financing activities                            2,095                (10,410)
                                                                                ---------              ---------

Net decrease in cash                                                              (37,498)               (15,024)

Beginning - cash                                                                   81,017                155,599
                                                                                ---------              ---------

Ending - cash                                                                   $  43,519              $ 140,575
                                                                                =========              =========

                            See accompanying notes

                                Pitchers!, Inc.
                         Notes to Financial Statements
              For The Three Months Ended March 31, 1998 and 1997
                                  (Unaudited)


1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 1997 and for the two years then ended, including notes thereto included elsewhere in this registration statement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The  Board of Directors
and Stockholders of
Pitchers!, Inc.
Littleton, Colorado


We have audited the accompanying balance sheet of Pitchers!, Inc. as of December 31, 1997, and the related statements of operations, stockholders equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pitchers!, Inc. as of December 31, 1997 and 1996, the results of its operations, changes in stockholders' equity and its cash flows for each of the two years then ended in conformity with generally accepted accounting principles.


Denver, Colorado
May 4, 1998

                                                     /s/ Comiskey & Company
                                                     PROFESSIONAL CORPORATION

                                 Pitchers!, Inc.
                                  BALANCE SHEET
                                December 31, 1997


          ASSETS
CURRENT ASSETS
     Cash                                                       $   81,017
     Inventory                                                     104,682
     Prepaid expenses                                               55,468
     Other current assets                                           22,479
     Deferred tax asset                                             49,609
                                                                ----------
          Total current assets                                     313,255

PROPERTY AND EQUIPMENT
     Land                                                           97,790
     Buildings and improvements                                    910,393
     Furniture and fixtures                                        475,927
     Computers, machinery and equipment                            340,025
     Vehicles                                                       23,554
                                                                ----------
                                                                 1,847,689
     Less accumulated depreciation                                 502,522
                                                                ----------
                                                                 1,345,167
                                                                ----------
OTHER ASSETS
     Deposits                                                        5,098
     Organization costs, net of amortization                        17,994
     Loan fees, net of amortization                                 10,804
     Goodwill, net of amortization                                 121,333
                                                                ----------
                                                                   155,229
                                                                ----------
          TOTAL ASSETS                                          $1,813,651
                                                                ==========


          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Current maturities on long term debt                       $   95,403
     Obligations under capital leases                               20,418
     Accounts payable                                               42,391
     Accrued expenses                                              215,981
     Income taxes payable                                           27,817
                                                                ----------
          Total current liabilities                                402,010

LONG-TERM LIABILITIES
     Long-term debt                                                755,634
     Obligations under capital leases                               34,633
     Loans payable - officers & shareholders                        23,927
     Deferred tax liability                                         12,946
                                                                ----------
                                                                   827,140

STOCKHOLDERS' EQUITY
     Common stock, no par value; 200,000 shares authorized,
          39,628 shares issued and outstanding                     319,325
     Retained earnings                                             265,176
                                                                ----------
                                                                   584,501
                                                                ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $1,813,651
                                                                ==========

   The accompanying notes are an integral part of the financial statements.

                                 Pitchers!, Inc.
                            STATEMENTS OF OPERATIONS
                 For the years ended December 31, 1997 and 1996

                                                       1997             1996
                                                   -----------      -----------

Gross sales, net of discounts                      $ 5,246,593      $ 4,460,196

Cost of goods sold                                   1,836,461        1,536,624
                                                   -----------      -----------

        Gross profit                                 3,410,132        2,923,572

General and administrative expenses                  3,168,400        2,701,666
                                                   -----------      -----------

        Income from operations                         241,732          221,906

Other (income) expense
     Interest income                                    (1,624)            (686)
     Loss on disposition of fixed assets                 1,320           62,934
     Miscellaneous income, net of expense               (8,530)          (5,750)
     Interest expense                                   98,182           90,819
                                                   -----------      -----------

        Total other expense                             89,348          147,317
                                                   -----------      -----------

        Income before income taxes                     152,384           74,589

Income tax expense                                      49,767           24,444
                                                   -----------      -----------

        NET INCOME                                 $   102,617      $    50,145
                                                   ===========      ===========

        BASIC EARNINGS PER SHARE                   $      2.59      $      1.27
                                                   ===========      ===========

        WEIGHTED AVERAGE NUMBER OF
            SHARES OUTSTANDING - BASIC                  39,550           39,335
                                                   ===========      ===========

        DILUTED EARNINGS PER SHARE                 $      2.59      $      1.27
                                                   ===========      ===========

        WEIGHTED AVERAGE NUMBER OF
            SHARES OUTSTANDING - DILUTED                39,550           39,335
                                                   ===========      ===========

   The accompanying notes are an integral part of the financial statements.

                                 Pitchers!, Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 For the years ended December 31, 1997 and 1996

                                                               Common Stock
                                                      ---------------------------
                                                        Number                              Retained
                                                      of Shares           Amount            Earnings            Total
                                                      ---------          --------           --------           --------
Balance, January 1, 1996                                39,238           $315,000           $112,414           $427,414

     Shares issued for services                            388              4,325               --                4,325

     Net income for year                                  --                 --               50,145             50,145
                                                      --------           --------           --------           --------

Balance, December 31, 1996                              39,626            319,325            162,559            481,884

     Net income for year                                  --                 --              102,617            102,617
                                                      --------           --------           --------           --------

Balance, December 31, 1997                              39,626           $319,325           $265,176           $584,501
                                                      ========           ========           ========           ========


   The accompanying notes are an integral part of the financial statements.

                                 Pitchers!, Inc.
                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 1997 and 1996

                                                                           1997                 1996
                                                                        ---------            ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $ 102,617            $  50,145
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization                                 163,310              139,685
            Loss on sale of property and equipment                              -               61,208
            Changes in assets and liabilities:
                Increase in inventory                                     (22,943)              (9,695)
                (Increase) decrease in prepaid expenses                     3,063              (23,053)
                (Increase) decrease in other current assets                (2,791)              24,445
                Increase in deferred tax asset                             (7,903)             (38,499)
                Increase (decrease) in deferred tax liability              (9,667)              22,613
                Increase (decrease) in accounts payable                     6,219              (20,754)
                Increase in accrued expenses                               48,111               47,571
                Increase in income taxes payable                              172               17,001
                                                                        ---------            ---------

                   Net cash provided by operating activities              280,188              270,667

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of equipment                                               (478,910)             (81,846)
     Deposits                                                              11,056                2,911
     Organization costs                                                    (9,543)                   -
     Loan fees                                                             (1,787)                   -
                                                                        ---------            ---------

                   Net cash used in investing activities                 (479,184)             (78,935)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds (reduction) of long term-debt                               108,883             (117,645)
     Increase of capital lease obligations                                 16,604               10,465
     Issuance of common stock                                                   -                4,325
     Reduction of officer loans                                            (1,073)                   -
                                                                        ---------            ---------

                   Net cash provided (used) by financing activities       124,414             (102,855)
                                                                        ---------            ---------

NET INCREASE (DECREASE) IN CASH                                           (74,582)              88,877

CASH, BEGINNING OF YEAR                                                   155,599               66,722
                                                                        ---------            ---------

CASH, END OF YEAR                                                       $  81,017            $ 155,599
                                                                        =========            =========

   The accompanying notes are an integral part of the financial statements.

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996




1.  Summary of Significant Accounting Policies
    ------------------------------------------
    Nature of Operations
    The Company owns and operates five bar-restaurants, four in the Denver metropolitan area of Colorado, and the fifth in Ft. Collins, Colorado.

    Accounting Method
    The Company records revenues and expenses on the accrual method.

    Property and Equipment
    Depreciation and amortization of property and equipment are computed by the straight-line and declining balance methods at rates adequate to allocate the cost of applicable assets over their estimated useful lives as follows:

                Building                                   39 years
                Building improvements               31.5 - 39 years
                Furniture, fixtures and equipment           7 years
                Vehicles                                    5 years
                Computer equipment                          5 years

    Organization Costs, Loan Fees and Goodwill
    Organizational costs are being amortized on the straight-line method over a period of five years.

    Loan fees are being amortized on the straight-line method over the terms of the loans, which range from three to 25 years.

    Goodwill is being amortized on the straight-line method over a 20-year period.

    Inventories
    Inventory of food, beer, and liquor is valued at the lower of cost or market, determined on a first-in, first-out basis.

    Income Taxes
    Deferred income taxes are provided on temporary differences between financial statement and income tax reporting, principally from the difference in inventory and depreciation methods used for tax purposes.

    Statement of Cash Flows
    For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    Advertising
    Advertising costs are generally charged to operations in the year incurred. Total advertising costs were $49,946 and $28,461 in 1997 and 1996, respectively.

    Earnings per Share
    Earnings per share have been computed using the weighted average number of shares outstanding.

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


1.  Summary of Significant Accounting Policies (continued)
    --------------------------------------------------------
    Fair Values of Financial Instruments
    Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amount.

    Concentration of Credit Risk
    At certain time during the year, the Company has maintained cash balances in excess of federally insured limits with a single institution.

    Use of Estimates
    The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    Impact of Newly Issued Accounting Standards
    The Financial Accounting Standards Board has recently released Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income, and Statements of Financial Accounting Standards No. 131 Segment Reporting. SFAS 130 requires companies to present comprehensive income (consisting primarily of net income items plus other direct equity changes and credits) and its components as part of the basic financial statements. SFAS 131 supercedes SFAS 14, and requires disclosure of disaggregated information by operating segment. Both standards are effective for years beginning after December 31, 1997. The Company has not elected early adoption of either standard, and does not anticipate a material impact on operations as a result of future adoption of these standards.

2.  Long-term Debt
    --------------
    Long-term debt consists of the following at December 31:


                                                                1997               1996
                                                            ------------       ------------
    Shareholder Loans
    Two 7%, $12,500 loans with two of its officer-
    shareholders.  Loans are unsecured and do
    not require monthly payments.                           $     23,927       $     25,000
                                                            ============       ============

    Other Loans
    Two 2.75% + prime  bank notes. $600,000, 75%
    guaranteed by the U.S. Small Business Administration
    (SBA). $200,000, 84% guaranteed by the SBA. Secured by
    deed of trust on real property, operating equipment and
    inventory, and personally guaranteed by all
    officer-shareholders of the Company. Principal and
    interest of $9,351 due monthly. Mature May 2019
    and May 2001, respectively.                             $    692,497       $    724,924

    9.9% GMAC note. Principal and interest due
    monthly of $453. Matures October 2000.                        13,414             17,230

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996






2.  Long-term-Debt (continued)
    ---------------------------


                                                                1997               1996
                                                            ------------       ------------
    9.75% bank note. Principal and interest due
    monthly of $5,534. Secured by equipment.
    Matures May 2000.                                            145,127                  -
                                                            ------------       ------------

    Total long-term debt                                         851,038            742,154

    Current portion                                               95,403             36,243
                                                            ------------       ------------

    Long-term portion                                       $    755,635       $    705,911
                                                            ============       ============





As of December 31, 1997, annual maturities of long-term debt outstanding for the next five years and through maturity are as follows:


             1998                                 $ 95,403
             1999                                  105,392
             2000                                   79,801
             2001                                   26,119
             2002                                   10,753
           Thereafter                              557,807
                                                  --------

                                                  $875,275
                                                  ========


3.  Capital Leases
    --------------
    The Company leases certain property and equipment under non-cancelable capital leases. The capitalized cost of this equipment is $94,485 and is included in furniture, fixtures and equipment in the accompanying financial statements.

    The following is a schedule, by years, of future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of December 31, 1997.

       Year ended December 31,
       -----------------------

             1998                                  $27,738
             1999                                   19,878
             2000                                   14,147
             2001                                    6,648
             2002                                    1,813
                                                   -------

       Total minimum lease payments                 70,224
       Less amount representing interest            15,173
                                                   -------
       Present value of net minimum lease payments  55,051
       Current portion                              20,418
                                                   -------

       Long-term portion of capital lease
             obligations                           $34,633
                                                   =======

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996




4.  Commitments
    -----------
    The Company leases various facilities and operating equipment under noncancelable operating leases and reflects lease payments as expenses of the period to which they relate. Total rental expense under these leases amounted to $369,620 and $268,528 for the years ended December 31, 1997 and 1996, respectively.

    At December 31, 1997, the aggregate minimum rental payments due under noncancelable operating leases are as follows:

                1998                           $   391,841
                1999                               386,627
                2000                               374,481
                2001                               322,327
                2002                               250,121
                                                  --------

                                               $ 1,725,397
                                               ===========

5.  Related Party Transactions
    --------------------------
    Since April 1996, the Company has leased one of its bar-restaurants from a partnership. Three of the partners in this partnership are also officer-shareholders of the Company. This lease is considered an operating lease and is reflected in Note 4 above. For the years ended December 31, 1997 and 1996, total rent and common area maintenance expense under this related party lease was $131,556 and $110,463, respectively.

6.  Income Taxes
    ------------
    The components of the provision for income taxes are as follows:

                                                     1997      1996
                                                    -------   -------

           Current income taxes paid or payable     $67,337   $42,045

           Increase in deferred tax assets           17,570    17,601
                                                    -------   -------

                                                    $49,767   $24,444
                                                    =======   =======

    Deferred income taxes are provided on temporary timing differences between financial statement and income tax reporting. The components of deferred income tax assets and liabilities are as follows:

                                                     1997      1996
                                                    -------   -------
           Deferred tax liabilities
             Valuation of assets                    $36,476   $41,391
             Depreciation and amortization            2,320         -
                                                    -------   -------

               Total deferred tax liabilities        38,796    41,391
                                                    -------   -------

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996



6.  Income Taxes (continued)
    ------------------------
                                                       1997      1996
                                                     -------    -------

           Deferred tax assets
             Section 263a adjustments                 49,609     39,770
             Depreciation and amortization                 -        485
             Capital leases & accrued expenses        25,850     20,229
                                                     -------    -------

               Total deferred tax assets              75,459     60,484
                                                     -------    -------

               Net deferred tax assets               $36,663    $19,093
                                                     =======    =======

    Included in the balance sheet as follows:

           Current deferred tax assets               $49,609    $41,706

           Long-term deferred tax liability           12,946     22,613
                                                     -------    -------

           Net deferred tax asset                    $36,663    $19,093
                                                     =======    =======

    A reconciliation between statutory federal income tax rate and the effective income tax rates based on continuing operations is as follows:

                                                       1997     1996
                                                       -----   -----
           Statutory federal income tax rate            34.0%    34.0%
           State income taxes, net of
               federal tax benefit                       3.3      3.3
           Other differences, net                       (4.6)    (4.5)
                                                        ----     ----

               Effective income tax rates               32.7%    32.8%
                                                        ====     ====
7.  Site Closures
    -------------
    On September 30, 1995, the Company closed its Lowry operation. This location was operated as a sandwich shop on the Lowry Air Force Base in Aurora, Colorado. The closing of the sandwich shop including the loss on disposal of assets has been recorded and is shown as a component of continuing operations in 1996.

    On December 15, 1997, the Company decided to close one of its Denver locations and actually closed this location January 17, 1998. Similarly, this is shown as an element of continuing operations for the year ended December 31, 1997.

                                Pitchers!, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


8.  Statement of Cash Flows
    -------------------------
    The following provides supplemental information concerning disclosure of cash flow activities:

                                                1997       1996
                                             ---------   ---------

               Interest paid                 $ 102,389   $  89,068
                                             =========   =========

               Income taxes paid             $  67,337   $  26,536
                                             =========   =========

               Obligations assumed
                    under capital leases     $  45,158   $  32,716
                                             =========   =========

9.  Subsequent Events
    -----------------
    On May 20, 1998, the shareholders of the Company approved an agreement and plan of share exchange (the "Plan") pursuant to which the Company and Cinema Saver Theatre Corporations ("Cinema Saver") would be acquired by Starlight Entertainment, Inc., a corporation which has been formed for this purpose (the "Acquisition"). As a result of the Acquisition, the Company and Cinema Saver became wholly-owned subsidiaries of Starlight Entertainment, Inc. The Plan provided for the exchange of the outstanding shares of the Company's common stock and shares of Cinema Saver common stock for restricted shares of Starlight Entertainment, Inc. common stock.

The accompanying unaudited pro forma combined financial statements give effect to the pooling of interests of Pitchers!, Inc. and Cinema Savers Theatre Corp. as wholly owned subsidiaries of Starlight Entertainment, Inc. as if such transactions had occurred at the beginning of each period presented. These unaudited pro forma combined financial statements should be read in conjunction with the each company's financial statements and notes thereto appearing elsewhere in this filing. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                         Starlight Entertainment, Inc.
                        Proforma Combined Balance Sheet
                                March 31, 1998


                                                                        Historical                             Pro Forma
                                                           -----------------------------------   -----------------------------------
                                                                                Cinema Savers
                                                            Pitchers!, Inc.     Theatre Corp.       Adjustments          Combined
                                                           -----------------------------------   -----------------------------------
ASSETS

  Current assets                                              $  235,215         $  357,018         $       --          $  592,233
  Property, plant and equipment, net of depreciation           1,319,100          3,986,698                 --           5,305,798
  Intangibles and other assets, net of amortization              160,619             20,974                 --             181,593
                                                              ----------         ----------         ----------          ----------

  TOTAL ASSETS                                                $1,714,934         $4,364,690         $       --          $6,079,624
                                                              ----------         ----------         ----------          ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                                         $  284,797         $  350,598         $       --          $  635,395
  Long term debt                                                 767,579          2,970,473                 --           3,738,052
  Other liabilities                                               62,540            330,115                 --             392,655
  Stockholders' equity                                           600,018            713,504                 --           1,313,522
                                                              ----------         ----------         ----------          ----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $1,714,934         $4,364,690         $       --          $6,079,624
                                                              ==========         ==========         ==========          ==========


                         Starlight Entertainment, Inc.
                  Pro Forma Combined Statements of Operations
                       Three Months Ended March 31, 1998


                                                           Historical                                     Pro Forma
                                           -------------------------------------------   -------------------------------------------
                                                                      Cinema Saver
                                               Pitchers!,Inc.     Theatre Corporation         Adjustments            Combined
                                           --------------------- ---------------------   --------------------- ---------------------
Net revenue
  Restaurant                                    $ 1,301,894           $        --            $         --          $ 1,301,894
  Theatre                                                --               627,089                      --              627,089
                                                -----------           -----------            ------------          -----------
    Total evenues                                 1,301,894               627,089                      --            1,928,983

  Cost of goods sold                                474,818               205,433                      --              680,251
                                                -----------           -----------            ------------          -----------

    Gross Profit                                    827,076               421,656                      --            1,248,732

  General and administrative expenses               793,561               291,685                      --            1,085,246
                                                -----------           -----------            ------------          -----------

    Income from operations                           33,515               129,971                      --              163,486

  Other (income) expense:
      Interest expense                               22,846                61,441                      --               84,287
      Interest income                                    --                (8,160)                     --               (8,160)
      Miscellaneous income, net of expense          (10,162)               (2,100)                     --              (12,262)
                                                -----------           -----------            ------------          -----------
                                                     12,684                51,181                      --               63,865
                                                -----------           -----------            ------------          -----------

Income before income taxes                           20,831                78,790                      --               99,621

  Income tax expense                                  5,314                20,095                      --               25,409
                                                -----------           -----------            ------------          -----------

Net income                                      $    15,517           $    58,695            $         --          $    74,212
                                                ===========           ===========            ============          ===========

Per share information
   Basic net income per share                   $       .39           $       .02                                  $       .06
                                                ===========           ===========                                  ===========
   Weighted average number of shares
        outstanding - basic                          39,628             3,289,081                                    1,234,355
                                                ===========           ===========                                  ===========

   Diluted net income per share                                       $       .02                                  $       .06
                                                                      ===========                                  ===========
   Weighted average number of shares
        outstanding - diluted                                           3,749,552                                    1,313,538
                                                                      ===========                                  ===========

                         Starlight Entertainment, Inc.
                  Pro Forma Combined Statements of operations
                       Three Months Ended March 31, 1997


                                                              Historical                                  Pro Forma
                                             ------------------------------------------- -------------------------------------------
                                                                        Cinema Saver
                                              Pitchers!, Inc.       Theatre Corporation       Adjustments               Combined
                                             -----------------     --------------------- --------------------       ----------------
Net revenue
  Restaurant                                  $   1,142,995          $          --          $          --           $    1,142,995
  Theatre                                                --                615,890                     --                  615,890
                                              -------------          -------------          -------------           --------------
    Total evenues                                 1,142,995                615,890                     --                1,758,885

  Cost of goods sold                                419,834                214,492                     --                  634,326
                                              -------------          -------------          -------------           --------------

    Gross Profit                                    723,161                401,398                     --                1,124,559

  General and administrative expenses               627,017                305,251                     --                  932,268
                                              -------------          -------------          -------------           --------------

    Income from operations                           96,144                 96,147                     --                  192,291

  Other (income) expense:
      Interest expense                               20,193                 61,309                     --                   81,502
      Interest income                                    --                 (1,263)                    --                   (1,263)
      Miscellaneous income, net of expense           (1,304)                (1,036)                    --                   (2,340)
                                              -------------          -------------          -------------           --------------
                                                     18,889                 59,010                     --                   77,899
                                              -------------          -------------          -------------           --------------

Income before income taxes                           77,255                 37,137                     --                  114,392

  Income tax expense                                 14,517                  6,985                     --                   21,502
                                              -------------          -------------          -------------           --------------

Net income                                    $      62,738          $      30,152          $          --           $       92,890
                                              =============          =============          =============           ==============

Per share information
   Basic net income per share                 $        1.59          $         .01                                  $          .08
                                              =============          =============                                  ==============
   Weighted average number of shares
        outstanding - basic                          39,432              3,638,567                                       1,234,355
                                              =============          =============                                  ==============

   Diluted net income per share                                      $         .01                                  $          .07
                                                                     =============                                  ==============
   Weighted average number of shares
          outstanding - diluted                                          3,793,967                                       1,313,538
                                                                     =============                                  ==============


                         Starlight Entertainment, Inc.
                       PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1997

                                                                     Historical                          Pro Forma
                                                           -------------------------------     ----------------------------
                                                                             Cinema Savers
                                                           Pitchers!, Inc.   Theatre Corp.     Adjustments        Combined
                                                           ---------------   -------------     -----------       ----------
ASSETS

     Current assets                                          $  313,255       $  913,633       $         -       $1,226,888
     Property, plant and equipment, net of depreciation       1,345,167        3,487,173                 -        4,832,340
     Intangibles and other assets, net of amortization          155,229           31,635                 -          186,864
                                                             ----------       ----------       -----------       ----------

        TOTAL ASSETS                                         $1,813,651       $4,432,441       $         -       $6,246,092
                                                             ==========       ==========       ===========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities                                     $  402,010       $  409,078       $         -       $  811,088
     Long-term debt                                             779,561        3,222,553                 -        4,002,114
     Other liabilities                                           47,579          146,000                 -          193,579
     Stockholders' equity                                       584,501          654,810                 -        1,239,311
                                                             ----------       ----------       -----------       ----------

        TOTAL LIABILITIES AND
            STOCKHOLDERS EQUITY                              $1,813,651       $4,432,441       $         -       $6,246,092


                                                   Starlight Entertainment, Inc.
                                            PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                   Year ended December 31, 1997

                                                                        Historical                              Pro Forma
                                                            -----------------------------------     --------------------------------
                                                                                 Cinema Savers
                                                            Pitchers!, Inc.      Theatre Corp.        Adjustments         Combined
                                                            ---------------     ---------------     ---------------  ---------------
NET REVENUES
    Restaurant, net of discounts                                $ 5,246,593        $         -        $         -       $ 5,246,593
    Theatre                                                               -          2,681,545                  -         2,681,545
                                                                -----------        -----------        -----------       -----------
      Total revenues                                              5,246,593          2,681,545                  -         7,928,138

    Cost of goods sold                                            1,836,461          2,105,432                  -         3,941,893
                                                                -----------        -----------        -----------       -----------
      Gross profit                                                3,410,132            576,113                  -         3,986,245

    General and administrative expenses                           3,168,400            156,728                  -         3,325,128
                                                                -----------        -----------        -----------       -----------
      Income from operations                                        241,732            419,385                  -           661,117

    Other (income) expense
         Interest expense                                            98,182            309,597                  -           407,779
         Interest income                                             (1,624)            (9,381)                 -           (11,005)
         Miscellaneous income, net of expense                        (8,530)            (7,280)                 -           (15,810)
         Loss (gain) on disposition of assets                         1,320           (215,594)                 -          (214,274)
                                                                -----------        -----------        -----------       -----------

                                                                     89,348             77,342                  -           166,690
                                                                -----------        -----------        -----------       -----------
      Income from continuing
         operations before income taxes                             152,384            342,043                  -           494,427

    Federal and state income taxes                                   49,767            106,248                  -           156,015
                                                                -----------        -----------        -----------       -----------

      Net income from continuing operations                     $   102,617        $   235,795        $         -       $   338,412
                                                                ===========        ===========        ===========       ===========

      Basic Earnings Per Share                                  $      2.59        $      0.07                          $      0.27
                                                                ===========        ===========                          ===========

      Weighted Average Number of
         Shares Outstanding                                          39,550          3,367,183                            1,234,355
                                                                ===========        ===========                          ===========

      Diluted Earnings Per Share                                $      2.59        $      0.06                          $      0.26
                                                                ===========        ===========                          ===========

      Weighted Average Number of
         Shares Outstanding - Diluted                                39,550          3,851,463                            1,313,538
                                                                ===========        ===========                          ===========

                          Starlight Entertainment, Inc.
        PRO FORMA COMBINED STATEMENTS OF REVENUE AND RETAINED EARNINGS
                         Year ended December 31, 1996

                                                                         Historical                            Pro Forma
                                                               --------------------------------       -----------------------------
                                                                                  Cinema Savers
                                                               Pitchers!, Inc.    Theatre Corp.       Adjustments        Combined
                                                               ---------------    -------------       -----------       -----------
NET REVENUES
    Restaurant, net of discounts                                $ 4,460,196        $         -        $         -       $ 4,460,196
    Theatre                                                               -          2,656,821                  -         2,656,821
                                                                -----------        -----------        -----------       -----------
      Total revenues                                              4,460,196          2,656,821                  -         7,117,017
    Cost of goods sold                                            1,536,624          2,053,771                  -         3,590,395
                                                                -----------        -----------        -----------       -----------
      Gross profit                                                2,923,572            603,050                  -         3,526,622
    General and administrative expenses                           2,701,666            168,321                  -         2,869,987
                                                                -----------        -----------        -----------       -----------
      Income from operations                                        221,906            434,729                  -           656,635

    Other (income) expense
         Interest expense                                            90,819            326,512                  -           417,331
         Interest income                                               (686)            (3,860)                 -            (4,546)
         Miscellaneous income, net of expense                        (5,750)           (17,528)                 -           (23,278)
         Loss (gain) on disposition of assets                        62,934                  -                  -            62,934
                                                                -----------        -----------        -----------       -----------
                                                                    147,317            305,124                  -           452,441
                                                                -----------        -----------        -----------       -----------
      Income from continuing
         operations before income taxes                              74,589            129,605                  -           204,194
    Federal and state income taxes                                   24,444             40,813                  -            65,257
                                                                -----------        -----------        -----------       -----------
      Net income from continuing operations                     $    50,145        $    88,792        $         -       $   138,937
                                                                ===========        ===========        ===========       ===========
      Basic Earnings Per Share                                  $      1.27        $      0.02                          $      0.11
                                                                ===========        ===========                          ===========
      Weighted Average Number of
         Shares Outstanding                                          39,335          3,639,562                            1,234,355
                                                                ===========        ===========                          ===========
      Diluted Earnings Per Share                                $      1.27        $      0.02                          $      0.11
                                                                ===========        ===========                          ===========
      Weighted Average Number of
         Shares Outstanding - Diluted                                39,335          3,835,989                            1,313,538
                                                                ===========        ===========                          ===========

                         Starlight Entertainment, Inc.
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  Nature of Events
    ----------------
    On May 20, 1998, the shareholders of Cinema Saver Theatre Corporation ("Cinema Saver") and Pitchers!, Inc. ("Pitchers") approved an agreement and plan of share exchange (the "Plan") pursuant to which the Cinema Saver and Pitchers would be acquired by Starlight Entertainment, Inc., ("Starlight") a corporation which has been formed for this purpose (the "Acquisition"). As a result of the Acquisition, the Cinema Saver and Pitchers became wholly-owned subsidiaries of Starlight Entertainment, Inc. The Plan provided for the exchange of the outstanding shares of the Company's common stock and shares of Pitchers common stock for restricted shares of Starlight Entertainment, Inc. common stock.

    On the effective date of this agreement, Starlight issued a total of 1,234,355 shares of common stock in exchange for all of the issued and outstanding shares of Cinema Saver (3,289,081 shares) and Pitchers (39,628 shares). The Agreement called for the Cinema Saver shares to be exchanged at a conversion rate of 1 share of Starlight common stock for every 5.05533 shares of Cinema Saver common stock, and the Pitchers shares to be exchanged at a conversion rate of 14.73044 shares of Starlight common stock for every 1 share of Pitchers common stock held. The outstanding warrants for Cinema Saver common stock will be exercisable for Starlight common stock at a rate of 1 share of Starlight common stock for every 5.05487 shares of Cinema Saver common stock exercised.

2.  Earnings per Share
    ------------------
    Pro Forma earnings per share was calculated assuming the shares issued in the plan of share exchange mentioned above have been outstanding as of the beginning of each period reported. The effect of dilutive securities was determined with respect to the combined entity's public offering price of $7.50.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
Use of Proceeds..........................................................   9
Dividend Policy..........................................................   9
Dilution.................................................................  10
Capitalization...........................................................  11
Pro Forma Combined Condensed Financial Statements........................  11
Management's Discussion and Analysis of Financial Condition and Results
 of Operation............................................................  15
Business.................................................................  17
Management...............................................................  24
Principal Shareholders...................................................  26
Certain Relationships and Related Transactions...........................  28
Description of Securities................................................  30
Shares Eligible for Future Sale..........................................  32
Underwriting.............................................................  33
Legal Matters............................................................  34
Experts..................................................................  35
Index to Financial Statements............................................ F-0

  UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                1,000,000 UNITS

  EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEEMABLE COMMON
                            STOCK PURCHASE WARRANT

                         STARLIGHT ENTERTAINMENT, INC.

                                OFFERING PRICE

                                 $   PER UNIT

                               -----------------

                                  PROSPECTUS

                               -----------------

                                      , 1998

                         TEJAS SECURITIES GROUP, INC.

                                (214) 692-3544

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

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Colorado Business Corporation Law and Article X of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.

Item 25.  Other Expenses of Issuance and Distribution

Category of Expense                                             Amount

Registration fee.........................................    $   6,129
NASD filing fee..........................................        2,578
American Stock Exchange listing fee......................       40,000*
Transfer agent fees......................................        5,000*
Printing costs...........................................       90,000*
Engraving costs..........................................        2,500*
Legal fees...............................................       55,000*
Accounting fees..........................................       20,000
Road Show expenses.......................................       80,000*
Contingency..............................................       23,793
Representative's nonaccountable expense allowance........      150,000
                                                             ---------

Total....................................................    $ 475,000*
                                                             =========
---------------
*Estimated

Item 26.  Unregistered Securities Issued or Sold Within One Year

On June 4, 1998, the registrant issued a total of 1,234,355 shares of its Common Stock to the shareholders of Cinema Saver Theatre Corporation and Pitchers!, Inc. in exchange for all of the issued and outstanding shares of common stock of those companies. In addition, warrants to purchase the common stock of Cinema Saver Theatre Corporation were exchanged for warrants to purchase the Common Stock of the registrant. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No underwriters were involved in the transaction. The shareholders of Cinema Saver Theatre Corporation and Pitchers!, Inc. approved the Agreement and Plan of Share Exchange in accordance with the requirements of the Colorado Business Corporation Act pursuant to which the foregoing exchange of securities was made.

Item 27.  Exhibits

     Exhibit
     Number                            Exhibit

      1.1    Form of Underwriting Agreement

      1.2    Form of Representative's Warrants

      2.1    Agreement and Plan of Share Exchange

      3.1    Articles of Incorporation

      3.2    Bylaws

      4.1    Warrant Agreement

      5.1    Opinion re Legality

      10.1   1998 Stock Option Plan

      10.2   Quad City Bank and Trust Company loan documents

      10.3   Cinema Saver Theatre Corporation Promissory Note to Joel Boldrey

      10.4   Aurora National Bank loan documents

      10.5   Business Lease with 1100 Drake, Ltd.

      21.1   List of Subsidiaries

      23.1   Consent of Comiskey & Company

      23.2   Consent of Comiskey & Company

      23.3   Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (1)

      27.1   Financial Data Schedule

-----------------------------
(1)  Incorporated by reference to exhibit 5.1

Item 28.  Undertakings

(a)  The registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The registrant will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The registrant will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or
          (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Parker, State of Colorado, on June 22, 1998.

                                    STARLIGHT ENTERTAINMENT, INC.


                                    By:/s/ R. Haydn Silleck
                                       -----------------------------------------
                                         R. Haydn Silleck, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature               Title                                    Date

                        President, Treasurer and Director
                        (Principal Executive Officer and
/s/ R. Haydn Silleck    Principal Financial Officer)             June 22, 1998
-----------------------                                          ---------------
    R. Haydn Silleck

/s/ Herbert I. Lee      Secretary and Director                   June 22, 1998
-----------------------                                          ---------------
    Herbert I. Lee

/s/ Clifford E. Godfrey Vice President and Director              June 22, 1998
-----------------------                                          ---------------
Clifford E. Godfrey

/s/ Lorry D. Hanson     Vice President and Director              June 22, 1998
----------------------                                           ---------------
    Lorry D. Hanson

                        Director
----------------------                                           ---------------
Stanley H. Marks

                        Director
----------------------                                           ---------------
Lyle A. Chapman, Jr.